AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2002
                                              REGISTRATION NO. 333-________
================================================================================
                               -------------------

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               -------------------

                         LocatePLUS Holdings Corporation
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  7379
               --------                                  ----
    (State or Other Jurisdiction of          (Primary Standard Industrial
    Incorporation or Organization)            Classification Code Number)

                                   04-3332304
                                   ----------
                     (I.R.S. Employer Identification Number)

                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
                                 --------------
   (Address and telephone number of principal executive offices and principal place of business)

                               ------------------
                                Jon R. Latorella
                      President and Chief Executive Officer
                         LocatePLUS Holdings Corporation
                               100 Cummings Center
                                   Suite 235M
                          Beverly, Massachusetts 01915
                                 (978) 921-2727
                                 --------------
           (Name, Address, and Telephone Number of Agent for Service)

                               ------------------

                                    Copy to:

                             Michael A. Hickey, Esq.
                           Kirkpatrick & Lockhart LLP
                                 75 State Street
                           Boston, Massachusetts 02109

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================== ==================== ================== ====================== ===============
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES REGISTERED      AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
                                                    REGISTERED         PER SHARE(1)           PRICE(1)              FEE
----------------------------------------------- -------------------- ------------------ ---------------------- ---------------
Units, each consisting of                             10,000,000          $0.30              $3,000,000               $276
     (i) one share of Class B Non-Voting              10,000,000              -                       -                  -
     Common Stock; and

     (ii) one warrant to purchase one                 10,000,000              -                       -                  -
     share of Class A Voting Common Stock

Shares of Class A Voting Common Stock                 10,000,000(2)       $0.50              $5,000,000               $460
issuable upon exercise of warrants
underlying Units
=============================================== ==================== ================== ====================== ===============

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2) Pursuant to Rule 416, there are also being registered such additional shares of Class A Voting Common Stock as may be issuable pursuant to the anti-dilution provisions of the warrants.

                    ----------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    ----------------------------------------

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 28, 2002


LPHC [LOGO]
LocatePLUS Holdings Corporation
                                                                10,000,000 UNITS
                                                                  $0.30 PER UNIT

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions.

     We are offering for sale up to 10,000,000 Units. Each Unit consists of one share of our Class B Non-voting Common Stock and a warrant to purchase one share of our Class A Voting Common Stock for $0.50, which we refer to as a "public warrant." The Units will trade as a single security until 185 days after the consummation of this offering (unless, with respect to a Unit, the public warrant is exercised, in which case the Class B Non-voting Common Stock and Class A Voting Common Stock purchased upon exercise will trade separately). The public warrants will be exercisable for a period of one year from the date of consummation of this offering.

                              ---------------------

     INVESTING IN THESE UNITS INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY REVIEW THE SECTION OF THIS PROSPECTUS TITLED "RISK FACTORS", WHICH BEGINS ON PAGE 4, BEFORE YOU MAKE AN INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR THEIR OFFER OR SALE, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our underwriter will sell our Units on a minimum/maximum "best efforts" basis and will receive a commission with respect to those sales. This offering will end on [10 days from the effective date of the Registration Statement]. Investments in our Units will be placed into escrow with our transfer agent, Transfer Online, Inc., until a minimum of $500,000 in subscriptions is received. If a minimum of $500,000 in subscriptions is not received by [10 days from the effective date of the Registration Statement], subscriptions will be returned without interest or deduction. If a minimum of $500,000 in subscriptions is received by [10 days from the effective date of the Registration Statement], we will close upon those funds, and issue the Units purchased, no later than [13 days from the effective date of the Registration Statement].

================================ =========================== ==================================== ====================
                                   PUBLIC OFFERING PRICE          UNDERWRITING COMMISSIONS          PROCEEDS TO US
-------------------------------- --------------------------- ------------------------------------ --------------------
Per Unit.......................                 $0.30                         $0.021                     $0.279
-------------------------------- --------------------------- ------------------------------------ --------------------
Total if minimum sold..........              $500,000                        $35,000                   $465,000
-------------------------------- --------------------------- ------------------------------------ --------------------
Total if maximum sold..........            $3,000,000                       $210,000                 $2,790,000
================================ =========================== ==================================== ====================

                             OFTRING & COMPANY, INC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                    This prospectus is dated March 28, 2002.

                               TABLE OF CONTENTS
                               -----------------

Prospectus Summary .............................. 1
Risk Factors .................................... 4
Forward-Looking Statements ...................... 14
Use of Proceeds ................................. 14
Determination of Offering Price ................. 15
Dividend Policy ................................. 15
Capitalization .................................. 15
Dilution ........................................ 17
Selected Consolidated Financial Data ............ 18
Management's Discussion and Analysis of
Financial Condition and Results of Operations ... 20
Business ........................................ 27
Executive Officers and Directors ................ 33
Organization Within the Past Five Years ......... 39
Certain Transactions ............................ 40
Principal Stockholders .......................... 42
Description of Capital Stock .................... 44
Plan of Distribution ............................ 46
Shares Eligible for Future Sale ................. 47
Transfer Agent and Registrar .................... 48
Legal Matters ................................... 48
Experts ......................................... 48
Additional Information .......................... 48
Index to Financial Statements ................... F-1

                                      * * *

                                IMPORTANT NOTICES
                                -----------------

     Until [90 days from the date of effectiveness], all dealers effecting transactions in these securities may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters.

     Please read this prospectus carefully. It describes our business, products and services, and financial condition and results of operations.

     We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus. The information contained in this prospectus is accurate only as of its date, regardless of the time this prospectus is delivered or that the Units are sold.

     In this prospectus, the terms "the Company," "we," "us," and "our" refer to LocatePLUS Holdings Corporation, a Delaware corporation. Unless otherwise indicated, we use the term "common stock" to refer collectively to our Class A Voting Common Stock and our Class B Non-voting Common Stock.

     We are offering to sell our Units and seeking offers to buy our Units only in jurisdictions where such offers and sales are permitted.

     We have registered the trademark LOCATEPLUS.COM(R) with the United States Patent and Trademark Office. We maintain the trademarks LOCATEPLUS(TM) and WORLDWIDE INFORMATION(TM) as proprietary trademarks for our products.

     The trademark RIM BLACKBERRY(R) is a registered trademark of Research in Motion Limited, with which we have no affiliation.

                                      * * *

                               PROSPECTUS SUMMARY

     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION IN THIS PROSPECTUS REGARDING US (INCLUDING THE RISKS ASSOCIATED WITH PURCHASING OUR UNITS).

                                   OUR COMPANY
                                   -----------

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions.

     Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables pre-screened users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine, using complete or partial information.

     Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS(TM). Our LocatePLUS(TM) database currently contains searchable and cross-referenced public information about individuals throughout the United States, including individuals' names, addresses, dates of birth, bankruptcies, social security numbers, prior residences and probable acquaintances and, in certain circumstances, real estate holdings, liens, judgments, drivers' license information and motor vehicle records. Information in our LocatePLUS(TM) database is integrated in a manner that allows users to access it rapidly and efficiently.

     We recently developed another version of our LocatePLUS(TM) database that is accessible through the use of certain wireless devices manufactured by third parties, such as personal digital assistants and the RIM Blackberry(R). We refer to this new product as LocatePLUS Pocket(TM). We have not yet realized any revenue from LocatePLUS Pocket(TM). We are currently testing a pre-production or "beta" version of LocatePLUS Pocket(TM), and we anticipate that the commercial launch of LocatePLUS Pocket(TM) will take place in the first half of 2002.

     Our products are primarily marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products are used in:

     o    crime and terrorism prevention and investigation;

     o    detection of criminal and civil fraud;

     o "skip tracking" (I.E., the location of debtors and individuals in violation of parole or bail restrictions); and

     o    background checks.

     As of December 31, 2001, there were 4,185 pre-screened users of our LocatePLUS(TM) database and approximately 2,700 pre-screened purchasers of our Worldwide Information(TM) CD-ROM product.

                                HOW TO CONTACT US
                                -----------------

     Our executive offices are located at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915. Our phone number is (978) 921-2727.

     Our website is HTTP://WWW.LOCATEPLUS.COM. Information on our website is not intended to be incorporated into this prospectus.

                                  THE OFFERING
                                  ------------

Securities offered..............  10,000,000 Units for $0.30 per Unit.

                                  Each Unit consists of one share of our Class B Non-voting Common Stock and a public warrant to purchase one share of our Class A Voting Common Stock for $0.50. The public warrant will be exercisable for a period of one year from the date of the consummation of this offering. The Units will trade as a single security, and each public warrant will not detach from the share of Class B Non-voting Common Stock to which it is attached, until 185 days from the date of consummation of this offering (unless the public warrant is exercised, in which case the Class B Non-voting Common Stock and Class A Voting Common Stock so purchased will trade separately upon exercise).

Use of proceeds.................  The proceeds from this offering will be used to launch LocatePLUS(TM) Pocket, to acquire additional datasets for our LocatePLUS(TM) product and for working capital. We have not determined the specific allocation of the anticipated proceeds among these planned uses.




Investment process..............  We are offering Units on a "best efforts"
                                  minimum/maximum basis through our underwriter.

                                  Subscriptions for our Units will be deposited into escrow with our transfer agent, Transfer Online, Inc., until a minimum of $500,000 of subscriptions have been received.

                                  In the event that we do not receive a minimum of $500,000 in such subscriptions by [ten days after the effective date of this registration statement], escrowed funds will be released to subscribers without interest or deduction.

                                  In the event that a minimum of $500,000 in subscriptions is received by Transfer Online by [ten days after the effective date of this registration statement], we will close on those funds and issue the Units purchased no later than [thirteen days after the effective date of this registration statement].

     The following table outlines our capital stock immediately following the consummation of this offering, assuming the maximum number of Units are sold in this offering:

     Units offered for sale................................... 10,000,000
     Class A Voting Common Stock outstanding after
       this offering.........................................  54,666,793(1)(2)
     Class B Non-voting Common Stock outstanding
       after this offering.................................... 66,640,726(3)
--------------
(1) Includes shares issued in connection with the mandatory conversion of certain convertible promissory notes (and accrued interest) into 1,558,213 shares of Class A Voting Common Stock upon the consummation of this offering.

(2)  Assuming no exercise or conversion of:

     o warrants to purchase up to 10,798,633 shares of Class A Voting Common Stock (including 10,000,000 public warrants offered hereby);

     o options to purchase up to 14,995,000 shares of Class A Voting Common Stock under our equity compensation plan; or

     o debt convertible into 44,444 shares of Class A Voting Common Stock at the election of one debtholder.

(3) Assuming no exercise or conversion of warrants and options to purchase 3,728,477 shares of Class B Non-voting Common Stock.

                         SUMMARY OF CERTAIN RISK FACTORS
                         -------------------------------

     There are a variety of risks associated with an investment in LocatePLUS Holdings Corporation. These risks include the following, each of which (as well as other risks) are described in detail in the section titled "Risk Factors", beginning on page 4. You should closely review that section before purchasing any of our securities.

     o We have incurred significant net losses since our inception. We incurred net losses of approximately $5.8 million in 2000 and $4.4 million in 2001. Our accumulated deficit as of December 31, 2001 was approximately $14.3 million. To achieve profitability, we will need to generate substantially more revenue than we have in prior years, of which we can give no assurance.

     o Our industry is intensely competitive and we expect competition to continue to increase from both existing competitors and new market entrants. Many of the companies that currently compete with us, as well as other companies with whom we may compete in the future, are national or international in scope and have far greater resources than we do.

     o There has been no public market for our securities and there can be no assurance that a public trading market for our securities will develop or, if developed, will be sustained. Although we hope that our securities will be quoted on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for our securities, or, if developed, that it will be sustained.

     o Future and existing government regulations may restrict our ability to use certain forms of person-specific data, and any such restrictions could limit the effectiveness and attractiveness of our products, which could have a material adverse effect on our business and operations.

                                  RISK FACTORS

     ANY INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO PURCHASE ANY OF OUR SECURITIES. YOU SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED WITHIN THIS PROSPECTUS, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASE, THE VALUE OF OUR SECURITIES COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. WE HAVE NOT ATTEMPTED TO RANK THE FOLLOWING RISKS IN ORDER OF THEIR LIKELIHOOD.

                          RISKS RELATED TO OUR BUSINESS
                          -----------------------------
WE HAVE A LIMITED OPERATING HISTORY, AND WE ARE SUBJECT TO THE RISKS ENCOUNTERED BY EARLY-STAGE COMPANIES.

     We began producing our CD-ROM product, Worldwide Information(TM), in 1996. Our Internet product, LocatePLUS(TM), was launched in March 2000. Accordingly, we have a limited operating history, particularly with respect to our LocatePLUS(TM) product, and our business prospects must be considered in light of the risks and uncertainties to which companies in new and rapidly evolving markets such as ours are exposed. These risks include, but are not limited to, the following:

     o    Our products and services may fail to attract or retain customers.
     o Intense competition and rapid technological change in our industry could adversely affect the market's acceptance of our products.
     o We may be unable to develop or maintain commercial relationships and alliances necessary to commercialize our products.
     o Our target market may demand technological and support resources that may not be available to us.

WE HAVE A HISTORY OF LOSSES, EXPECT FUTURE LOSSES AND CANNOT ASSURE YOU THAT WE WILL ACHIEVE PROFITABILITY.

     We have incurred significant net losses since our inception. We incurred net losses of approximately $5.8 million in 2000 and $4.3 million in 2001. Our accumulated deficit as of December 31, 2001 was approximately $14.4 million. We anticipate that we will increase our sales and marketing, product development and general and administrative expenses during 2002 and for the foreseeable future. To achieve profitability, we will need to generate substantially more revenue than we have in prior years. Even if we ultimately achieve profitability, we may not be able to sustain or increase our profitability. If our revenue grows more slowly than we anticipate, or if our operating expenses exceed our expectations, our operating results will be adversely affected.

OUR RIGHT TO USE CERTAIN OF THIRD PARTY DATA MAY BE SUBJECT TO TERMINATION BY OUR DATA PROVIDERS.

     We obtain our data from three major third-party data providers as well as over 20 ancillary sources. We are currently in default with respect to agreements that we have with two of our major providers. Under the terms of two of these agreements, the data providers may terminate our right to use their data in their sole discretion and without any recourse to us. If either of these agreements is terminated, there can be no assurance that we would be able to obtain and integrate replacement data on a timely basis. Although we believe that we could obtain alternate data in the event that we are no longer permitted to use these providers' data, we can give no assurance that any such termination will not disrupt our business. Any such disruption could aversely effect our financial condition and the price of our securities.

A SIGNIFICANT PORTION OF OUR ASSETS CONSIST OF AN AMOUNT DUE TO US FROM A THIRD PARTY.

     As of December 31, 2001, $1 million was due to us from an unaffiliated, privately-held leasing company. Of the $1 million owed to us by that leasing company, an aggregate of $750,000 was repaid in January and February 2002, and we anticipate that the balance will be repaid in April 2002, although we cannot guarantee the timing of this repayment or that this amount will be repaid at all. In the event that this amount is not repaid, our business operations would be materially harmed.

WE MAY HAVE INADEQUATE CASH RESOURCES AVAILABLE TO US TO FUND OUR OPERATIONS.

     As of December 31, 2001, we had cash, cash equivalents and a note receivable totaling approximately $1.9 million, of which approximately $900,000 consisted of bank deposits with three banks and $1 million was due to us from an unaffiliated, privately-held leasing company (of which $750,000 was subsequently repaid). From January 1, 2002 to February 13, 2002, we raised approximately $1.2 million through a private placement of our equity securities. We intend to use those funds on an "as needed" basis to fund any shortfall in our operations. If we do not raise any funds from this offering and if we do not reduce our planned growth in expenditures, we anticipate that we would need to raise additional capital by the end of 2002. There can be no guarantee that such capital would be available to us, or, if it is available to us, that it would be on terms favorable to us. Under such circumstances, and in the event that we are unable to raise additional capital, we may be required to discontinue some or all of our operations, to reduce the development of some or all of our products, or to reduce our workforce, all of which could materially adversely effect us.

THE INITIAL PUBLIC OFFERING PRICE OF OUR UNITS MAY NOT ACCURATELY REFLECT THEIR FUTURE MARKET PERFORMANCE.

     We unilaterally determined the initial public offering price of the Units. This offering price may not be indicative of future market performance and may bear no relationship to the price at which our Units, or the underlying Class B Non-voting Common Stock or public warrants, will trade (if our securities are traded at all).

OUR FUTURE QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR SECURITIES.

     We expect that our future quarterly operating results will fluctuate significantly. Accordingly, you should not rely on quarter-to-quarter comparisons of our historical results as an indication of our future performance. If our quarterly operating results do not meet the expectations of our investors, the market price of our securities will most likely decline. Our future quarterly results may fluctuate as a result of many factors, some of which are outside our control, including:

     o the timing, introduction and commercialization of our new products and services (including the integration of additional datasets into our databases);

     o increased unemployment in the United States, which may result in reduced use of our products by human resources personnel;

     o    the potential costs of protecting our intellectual property rights;

     o the operating costs and capital expenditures related to the expansion of our business operations and infrastructure, including the retention of key personnel, the addition of new employees and the acquisition and integration of new datasets;

     o the introduction of similar or substitute databases by our competitors;

     o legal and regulatory developments that may adversely affect our ability to collect or disseminate data; and

     o the timing and establishment of our marketing and channel partnership arrangements.

WE HAVE LIMITED PRODUCT OFFERINGS, AND IF DEMAND FOR THESE PRODUCTS DECLINES OR FAILS TO DEVELOP AS WE EXPECT, OUR NET REVENUE WILL DECLINE.

     We derive the majority of our current consolidated net revenue from a limited number of products. Specifically, in the year ended December 31, 2001, we derived all of our recurring revenue from our CD-ROM-based Worldwide Information(TM) and Internet-based LocatePLUS(TM) products. We have recently developed a "wireless" version of our LocatePLUS(TM) product, but we have not yet realized any revenue from that product. We expect that revenue from our Internet-based and CD-ROM-based products will continue to account for most of our total revenue for the foreseeable future. As a result, continued and widespread market acceptance of our existing products is critical to our future success. We cannot assure you that our current products will achieve market acceptance at the rate at which we expect. If our products are not accepted by the market, our business and financial condition would be adversely affected.

WE OBTAIN DATA FROM A VARIETY OF SOURCES. IF WE ARE UNABLE TO OBTAIN NECESSARY DATA, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

     Our datasets consist of publicly available data, which we have organized and integrated to allow our pre-screened users to rapidly search and evaluate. We license or otherwise obtain our data from three primary sources as well as over twenty ancillary sources. Our sources include both private and government data providers, including federal, state and local government agencies. From time to time, certain sources of publicly available data, such as state motor vehicle registries, have refused to release data to us. As a result, we have, on occasion, been forced to obtain such data through the exercise of our rights under the Freedom of Information Act. Such efforts can be costly and time consuming, and we cannot guarantee that we will be able to successfully acquire such data on a consistent basis.

     From time to time, we may also be required to license or purchase additional data to expand our product offerings or maintain our databases. We cannot assure you that such third-party licenses will be available to us on commercially reasonable terms, or at all. Our inability to maintain or obtain any third-party license required to sell or develop our products or product enhancements could require us to obtain substitute, possibly less current data, which could adversely affect our business, financial condition and results of operations.

THE GROWTH OF DEMAND FOR OUR PRODUCTS MAY BE LIMITED.

     We have not conducted any market study with respect to the demand for our products. Thus, there can be no assurance that our past growth and product acceptance will continue at levels sufficient to permit achievement of our long term business objectives and projections.

IF WE CANNOT INTEGRATE, UPDATE AND IMPROVE OUR PRODUCTS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     We must continuously update our databases so that we may provide datasets to customers that are accurate and current. We must also integrate additional datasets for our products to remain competitive. Integration and updates are time consuming and often require extensive resources, as we often obtain public documents in a form that is not suitable for use in any of our products. For example, we often receive "raw data" on electronic tape media from state motor vehicle licensing agencies that must be modified so that it can be searched rapidly based upon partial information. We can give no assurance that we will have adequate resources to update our datasets or to integrate new datasets. If we are unable to update our datasets or integrate new datasets, our products are likely to be less desirable to our target market than those of our competitors, and our sales and financial condition would be adversely affected.

     Our ability to remain competitive will depend in part on our ability to:

     o    obtain updated information;

     o enhance and improve the functionality of the products and services we offer; and

     o develop and introduce new products to meet changing customer needs and preferences and to integrate new technologies.

We cannot assure you that we will be successful in responding to these market challenges in a timely and cost-effective manner. If we are unable to integrate new technologies effectively or respond to these changing needs, our business could be adversely affected.

THE MARKET FOR DATABASE PRODUCTS AND SERVICES IS HIGHLY COMPETITIVE.

     Our industry is intensely competitive and we expect competition to continue to increase from both existing competitors and new market entrants. Many of the companies that currently compete with us, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets. We may have inadequate resources to compete against such businesses.

     For example, our LocatePLUS(TM)product competes with products offered by:

     o    Accurinet;
     o    ChoicePoint;
     o    Confi-chek.com;
     o    FlatRateInfo.com; and
     o    Lexis-Nexis.

     We cannot assure you that we will be able to compete successfully against these or other current and future participants in our markets or against alternative technologies, nor can we assure you that the competitive pressures that we face will not adversely effect our business, operating results and financial condition.

WE FACE RISKS ASSOCIATED WITH OUR STRATEGIC ALLIANCES.

     To date, we have entered into one "channel partner" (distribution) agreement. From time to time, we anticipate that we will enter into additional "channel partner" arrangements and similar strategic alliances through which we will license access to our databases to third parties in exchange for royalties. We can give no assurance that we will be able to identify and secure appropriate channel partners or that any channel partner arrangements will be profitable. If we are unable to enter into appropriate channel partner arrangements, use of our database may not grow sufficiently to meet our business objectives, and our business, financial condition and operating results may be adversely affected.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE, FOR WHICH WE CAN GIVE NO ASSURANCE.

     To date, we have sold our products primarily through our approximately eleven person direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any such expansion, if achieved, may not result in increased revenue or profits.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS THAT MAY ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

     Our success depends on our proprietary technologies. We rely on trade secret rights, confidentiality agreements and procedures and licensing arrangements to establish and protect our proprietary rights. We do not have patents issued or pending on any of our technologies. As a result, we face risks associated with our intellectual property positions, including:

     o the potential need to engage in costly legal proceedings to enforce our intellectual property rights;

     o the possibility that third parties will be able to compete against us without infringing our intellectual property rights; and

     o the possibility that our products may infringe upon the intellectual property rights of third parties.

Our business could be adversely affected if we fail to protect our intellectual property rights adequately, if there are changes in applicable intellectual property laws that are adverse to our interests or if we become involved in litigation relating to our intellectual property rights.

OUR MARKET IS INCREASINGLY COMPETITIVE, AND, AS A RESULT, WE ANTICIPATE CHALLENGES MAY ARISE TO OUR INTELLECTUAL PROPERTY POSITIONS.

     As more companies enter our marketplace and develop competing intellectual property rights, it is increasingly likely that claims will arise which assert that some of our technologies infringe upon other parties' intellectual property rights. These claims could subject us to costly litigation, divert management resources and result in the loss of our intellectual property rights. These claims may also require us to pay significant damages, cease development of products or services, terminate our use of infringing products or technologies or require us to develop non-infringing technologies. In these circumstances, continued use of our intellectual property rights may require that we obtain licenses to the intellectual property that is the subject of the alleged infringement, and we might not be able to obtain these licenses on commercially reasonable terms, if at all.

OUR EFFORTS TO RESTRICT ACCESS TO OUR INTELLECTUAL PROPERTY MAY BE INEFFECTIVE, AND THE RESULTING LOSS OF OUR INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BUSINESS.

     As part of our confidentiality procedures, we have entered into non-disclosure agreements with certain of our customers, employees, consultants and strategic partners. We generally attempt to control access to and distribution of our technologies, datasets and other proprietary information. Despite these procedures, third parties could attempt to copy or otherwise obtain and make unauthorized use of our technologies or independently develop similar technologies. If this were to occur, our business would be adversely affected.

WE MAY BE UNABLE TO PREVENT THIRD PARTIES FROM DEVELOPING INTERNET SITES, ACQUIRING DOMAIN NAMES OR USING TRADEMARKS SIMILAR TO OURS.

     The data that we provide to users consists of publicly available information. As a result, we are unable to preclude others from developing equivalent databases.

     We have registered several domain names, including LOCATEPLUS.COM and WORLDWIDEINFORMATION.COM. As new domain name extensions (E.G., ".biz" and ".info") become available, we anticipate that we will not acquire all of the other extensions for these addresses. We may be unable to prevent third parties from acquiring domain names or other trademarks that are similar to, infringe upon or otherwise decrease the value of our trademarks.

     We know of at least one competitor that has a corporate and domain name similar to ours. We believe that these similarities may cause confusion on the part of potential customers, and this confusion may harm our business, financial condition, and results of operations. We have sent a "cease and desist" letter to this competitor, but have received no response to date. If our efforts do not result in a favorable resolution, we may be required to file a lawsuit to protect our interests. We can give no assurance that any such lawsuit, if commenced, would result in a conclusion that is favorable to us.

WE FACE SIGNIFICANT SECURITY RISKS RELATED TO OUR ELECTRONIC TRANSMISSION OF CONFIDENTIAL INFORMATION.

     We rely on encryption and other technologies to provide system security and to effect secure transmission of confidential information, such as credit card numbers. We license these technologies from third parties. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the security measures used by us to protect customer transaction data. If any compromise of our security were to occur, it could have a material adverse effect on our reputation and business. A party who is able to circumvent our security measures could misappropriate our proprietary information or cause interruptions in our operations and damage to our reputation and customers' willingness to use our products. We may be required to expend significant capital and other resources to protect against these security breaches or to alleviate problems caused by these breaches.

WE FACE RISKS RELATED TO THE PROCESSING OF CREDIT CARDS.

     Because we offer services over the Internet and accept credit card information without a signature, our credit card charges may be subject to dispute. If a customer disputes the validity of a credit card charge, that transaction may be charged back to us. Substantial charge backs could disrupt our business and result in a loss of credit card processing rights, which would significantly harm our business, financial condition and results of operations.

OUR PRODUCTS MAY HAVE UNKNOWN DEFECTS WHICH COULD HAVE ADVERSE EFFECTS ON OUR CUSTOMER RELATIONS AND FINANCIAL RESULTS.

     Datasets as complex as those that we develop may contain undetected defects or errors. For example, our products may contain unknown defects due to errors in the data that we purchase from our data providers. Despite testing, defects or errors may occur in our existing or new products, which could make them less attractive to our target markets. As a result, defects and errors in our datasets could result in loss of revenue or market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation and an adverse effect on our business, financial condition and results of operation.

DEFECTS OR ERRORS COULD RESULT IN PRODUCT LIABILITY CLAIMS.

     Our datasets may contain errors that may give rise to claims against us. We disclaim all warranties on the data we include in our products. However, our disclaimers may not be enforced. In such an event, or if liabilities arise that are not contractually limited or adequately covered by our insurance, our business could be adversely affected.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH.

     As of December 31, 2001, we had 31 employees. We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we will be subject to additional reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot manage our growth effectively, we may not be able to successfully coordinate the activities of our technical, accounting and marketing staffs and our business could be adversely affected.

IF WE ARE NOT ABLE TO HIRE, INTEGRATE OR RETAIN QUALIFIED PERSONNEL, OUR FUTURE FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED.

     Our revenue for 2001 was approximately $1.4 million, an increase of approximately $820,000 from the prior year. The recent growth in our business has resulted in an increase in the responsibilities of our personnel. Several of our personnel are presently serving in more than one capacity. In addition, we expect that we will need to hire additional employees during 2002. Competition for experienced and qualified personnel in our market is intense. We may not be able to retain our current key employees, or attract, integrate or retain other qualified personnel in the future. If we do not succeed in attracting new personnel or in integrating, retaining and motivating our current personnel, our business could be adversely affected.

CERTAIN OF OUR DIRECTORS AND OFFICERS WILL PERSONALLY BENEFIT FROM THE USE OF THE PROCEEDS OF THIS OFFERING.

     We may use a portion of the proceeds from this offering in conjunction with a planned increase in the compensation that we will pay to our President and Chief Executive Officer, Jon R. Latorella. We may also use certain of the proceeds from this offering to pay bonuses to Mr. Latorella and Robert A. Goddard, our Chief Financial Officer, to make tax payments in connection with certain loan arrangements that we have with them. Those loan arrangements are described in greater detail in the section of this prospectus titled "Certain Transactions," beginning on page 40.

WE DEPEND ON OUR KEY EMPLOYEES FOR OUR FUTURE SUCCESS.

     Our success depends to a significant extent on the performance and continued service of our senior management. We have no employment agreements with any of our employees. The loss of the services of any of our senior management or any of our other key employees could adversely affect our business.

THERE IS NO ASSURANCE THAT WE WILL PAY DIVIDENDS IN THE FUTURE.

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying any dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business. You should not purchase our securities on the expectation of future dividends.

                          RISKS RELATED TO OUR INDUSTRY
                          -----------------------------

EXISTING GOVERNMENT REGULATIONS AND INDUSTRY STANDARDS MAY LIMIT OUR ABILITY TO ACQUIRE OR DISSEMINATE DATA. ANY SUCH REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Much of the data we provide is subject to regulation by the Federal Trade Commission under the Federal Fair Credit Reporting Act and Title V of the Financial Services Modernization Act (which is also referred to as the "Gramm-Leach-Bliley Act"), and to a lesser extent, by various other federal, state and local regulatory authorities pursuant to a variety of laws. These laws and regulations are designed to protect individuals from the misuse of their personal information.

     We have not engaged counsel to review our activity in light of these laws and regulations, although we believe that our activities do not violate any law specifically applicable to the dissemination of data concerning individuals. Our belief is based upon our compliance with the "best practices" of the Individual Reference Services Group (which we refer to as the "IRSG"), a background information industry trade group of which we are a member.

     In the event that compliance with the IRSG's policies is inadequate to comply with the requirements of applicable law, we may be in violation of laws governing the dissemination of data. In such a case, we may be subject to enforcement action by regulatory agencies and claims against us by individuals (to the extent such laws permit private rights of action). Any such claims could significantly disrupt our business and operations. We do not currently maintain liability insurance to cover such claims.

FUTURE GOVERNMENT REGULATION MAY FURTHER LIMIT OUR ABILITY TO PROVIDE MEANINGFUL DATA TO CUSTOMERS.

     Future laws or regulations that further restrict the use of personal or public record information could disrupt our business and could cause us to lose revenue. For example, if laws were enacted that restricted our use of Social Security numbers, our ability to conduct our business would be adversely affected. If we are unable to respond to regulatory or industry standards effectively, our business, financial condition and results of operation would be adversely affected. Our future success will depend, in part, on our ability to enhance and improve the responsiveness, functionality and features of our products and services in accordance with newly-imposed regulatory or industry standards, of which we can give no assurance.

WE COULD FACE LIABILITY BASED ON THE NATURE OF OUR SERVICES AND THE CONTENT OF THE MATERIALS THAT WE PROVIDE.

     We may face potential liability from individuals, government agencies or businesses for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the data contained in our products. Although we carry a limited amount of general liability insurance, our insurance may not cover claims of these types and may not be adequate to indemnify us for liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of our insurance coverage, could adversely affect our reputation, business, financial condition or results of operations.

             RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES
             -----------------------------------------------------

OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER CONTROLS A MAJORITY OF OUR VOTING SECURITIES, AND THEREFORE CAN UNILATERALLY APPROVE CERTAIN TRANSACTIONS AND MATTERS PRESENTED TO OUR STOCKHOLDERS.

     Jon R. Latorella, our President and Chief Executive Officer, controls a majority of our voting securities and will be able to elect the Board of Directors and to individually control all matters requiring stockholder approval.

     In addition to electing the Board of Directors, stockholders must approve, among other things:

     o    mergers or consolidations;

     o    sales of all or substantially all of our assets; and

     o amendments to our Second Amended and Restated Certificate of Incorporation.

     This concentration of ownership may delay, deter or prevent transactions that would result in a change of control, which in turn could reduce the value of our securities.

WE HAVE A LARGE NUMBER OF SECURITIES THAT WILL BE AVAILABLE FOR RESALE IMMEDIATELY AFTER OR SHORTLY FOLLOWING THIS OFFERING. SALES OF THESE SECURITIES COULD CAUSE THE PRICE OF OUR SECURITIES, IF PUBLICLY TRADED, TO DECLINE.

     Sales of a large number of shares of our securities in the public markets after this offering, or the potential for such sales, could decrease the trading price of our securities and could impair our ability to raise capital through future sales of our securities. Immediately following the consummation of this offering, and assuming no exercise of warrants, options or other convertible securities, we will have 54,666,793 shares of Class A Voting Common Stock issued and outstanding (including 1,558,213 shares which will be issued upon the conversion of certain debt and accrued interest upon the consummation of this offering) and 66,640,726 shares of Class B Non-voting Common Stock issued and outstanding.

     Except to the extent the shares of common stock are held by our "affiliates," as defined under the Securities and Exchange Commission's Rule 144, we anticipate that all of those shares will be freely available for public resale within 30 days after the consummation of this offering, either as a result of the Securities and Exchange Commission's Rule 144(k) or as a result of our planned registrations of those issued and outstanding securities through separate resale registration statements. For more information on this matter, you should review the section of this prospectus titled Shares Eligible for Future Sale, beginning on page 47.

IN ADDITION TO THE PUBLIC WARRANTS, WE HAVE ISSUED A SUBSTANTIAL NUMBER OF RESTRICTED WARRANTS AND OTHER CONVERTIBLE SECURITIES. OUR WARRANTS AND CONVERTIBLE SECURITIES MAY CAUSE THE TRADING PRICE OF OUR SECURITIES TO DECLINE, AND MAY DISRUPT OUR ABILITY TO RAISE CAPITAL FROM OTHER SOURCES.

     After completion of this offering and assuming it is fully subscribed, there will be 10,798,633 shares of Class A Voting Common Stock subject to purchase pursuant to warrants (consisting of 10,000,000 public warrants and 798,633 restricted warrants). We will also have 44,444 shares of Class A Voting Common Stock subject to purchase pursuant to a convertible promissory note. We have reserved 14,995,000 shares of our Class A Voting Common Stock for issuance pursuant to our equity compensation plan. After completion of this offering, there will also be 3,658,477 shares of Class B Non-voting Common Stock subject to purchase pursuant to restricted warrants. While these convertible securities are outstanding, the holders will have the opportunity to profit from a rise in the price of our securities with a resulting dilution in the interest of our other security holders. Our ability to obtain additional financing during the period these convertible securities are outstanding may be adversely affected and their existence may have an effect on the price of our securities. The holders of the convertible securities are likely to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable to us than those available under convertible securities being exercised.

WE MAY SELL ADDITIONAL SHARES IN THE FUTURE, WHICH COULD CAUSE THE PRICE OF OUR SECURITIES, IF PUBLICLY TRADED, TO DECLINE.

     We currently have 150,000,000 shares of Class A Voting Common Stock and 250,000,000 shares of Class B Non-voting Common Stock authorized. As a result, we have substantial amounts of authorized but unissued capital stock. Our Second Amended and Restated Certificate of Incorporation and applicable provisions of Delaware law provide that we may issue authorized capital at the approval of our Board of Directors, and no stockholder vote or other form of stockholder approval is required for us to issue such capital. Consequently, we could issue shares of either class of our common stock after this offering in connection with future financings or acquisitions or in conjunction with equity compensation arrangements. The offering prices in connection with those future issuances could be less than the offering price in this offering. Any future issuances of any of our securities could cause the trading price of our securities, if publicly traded, to decline.

YOU MAY NOT BE ABLE TO EXERCISE YOUR PUBLIC WARRANTS IF WE DO NOT MAINTAIN AN EFFECTIVE REGISTRATION STATEMENT.

     We are required to use commercially reasonable efforts to maintain a registration statement relating to the offer and sale of the Class A Voting Common Stock underlying the public warrants, and to qualify these public warrants and the underlying Class A Voting Common Stock for sale in jurisdictions in which their holders reside unless an exemption from such registration or qualification is available. If such registration is not maintained, the holders of the public warrants included in the Units may not be able to exercise them.

THERE HAS NEVER BEEN A MARKET FOR OUR SECURITIES, AND WE CANNOT GUARANTEE THAT A MARKET FOR OUR SECURITIES WILL DEVELOP.

     There has been no public market for our securities and there can be no assurance that a public trading market for our securities will develop or, if developed, will be sustained. We have entered into preliminary discussions with a prospective market maker for quotation of our securities on the Over the Counter Bulletin Board (which we refer to as the "OTC Bulletin Board"), but we can be no assurance that our securities will be so quoted, or that a regular trading market will develop for our securities, or, if a market does develop, that it will be sustained.

EVEN IF WE ARE QUOTED ON THE OTC BULLETIN BOARD, THE OTC BULLETIN BOARD MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

     The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTC Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board. Quotes for stocks included on the OTC Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

WE DO NOT HAVE SIGNIFICANT FINANCIAL REPORTING EXPERIENCE, WHICH MAY LEAD TO DELAYS IN FILING REQUIRED REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUSPENSION OF QUOTATION OF OUR SECURITIES, IF THEY BECOME QUALIFIED FOR QUOTATION ON THE OTC BULLETIN BOARD, WHICH WILL MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR SECURITIES.

     The OTC Bulletin Board limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. These limitations may be impediments to our quotation on the OTC Bulletin Board. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission following the effectiveness of the registration statement to which this prospectus is a part. Because issuers whose securities are qualified for quotation on the OTC Bulletin Board are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTC Bulletin Board if our stock does become qualified for quotation on the OTC Bulletin Board.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OTC BULLETIN BOARD SECURITIES. INVESTORS DO NOT HAVE DIRECT ACCESS TO THE OTC BULLETIN BOARD SERVICE.

     Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE ANTICIPATE THAT THERE WILL NOT BE MORE THAN ONE MARKET MAKER, IF ANY, FOR OUR SECURITIES FOR THE FORESEEABLE FUTURE.

     In the event that our securities are quoted on the OTC Bulletin Board, we anticipate that we will not have more than one market maker for our securities. As a result, in the event that this market maker ceases to make a market for our securities for any reason, our investors may have no public market for their securities.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT.

     Trading in our securities will be subject to the "penny stock" rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

                                      * * *

                           FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements.

                                 USE OF PROCEEDS

     Assuming that we sell all of the Units that we are offering, we anticipate that we will receive net cash proceeds of approximately $2,630,000 after deduction of underwriting commissions, fees and offering expenses. In the event that the minimum number of Units is sold under this offering, we will receive net proceeds of approximately $305,000 after deduction of underwriting commissions, fees and offering expenses.

     We intend to use the proceeds of this offering to launch LocatePLUS Pocket(TM), to acquire additional datasets for integration into our LocatePLUS(TM) product and for working capital. We have not specifically allocated the anticipated proceeds of this offering among these expected uses. We will retain broad discretion in the allocation and use of the net proceeds of this offering. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, investment grade, interest-bearing securities.

                         DETERMINATION OF OFFERING PRICE

     Since none of our securities are listed or quoted on any exchange or quotation system and since our underwriter is selling shares on a "best efforts" basis, the offering price of our Units was unilaterally determined solely by our Board of Directors. The facts we considered in determining that offering price were:

     o    our financial condition and prospects;

     o    our limited operating history;

     o    the general condition of the securities market;

     o our underwriter's informal prediction of demand for securities such as the Units; and

     o    recent sales of our securities in private placements.

The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our securities.

                                 DIVIDEND POLICY

     We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Units on the expectation of future dividends.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2001, on:

     o    an actual basis; and

     o a PRO FORMA as adjusted basis to give effect to the conversion of our outstanding mandatorily convertible debt and accrued interest into 1,511,825 shares of Class A Voting Common Stock, the issuance of 1,666,666 Units (the minimum that may be sold by us in this offering) and the issuance of 10,000,000 Units (the maximum number that may be sold by us in this offering) at an offering price of $0.30 per share and after deducting underwriting commissions and estimated offering expenses of approximately $160,000.

     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                                DECEMBER 31, 2001
                                                                                  (IN THOUSANDS)

                                                                                              PRO FORMA
                                                                   ACTUAL                    AS ADJUSTED
                                                                   ------                    -----------
                                                                               (ASSUMES MINIMUM)  (ASSUMES MAXIMUM)
DEBT:
 Current portion of convertible debt
     and capital lease obligations .....................          $    149           $    149           $    149
                                                                  ========           ========           ========
 Capital lease obligations, net of
     current portion ...................................          $    173           $    173           $    173
Mandatorily convertible debt ...........................               363               --                 --
                                                                  --------           --------           --------
     Total long-term debt                                              536                173                173

STOCKHOLDERS' EQUITY:
 Common Stock, par value $0.01 per share:

   Class A Voting Common Stock,
   150,000,000 shares authorized;
   53,108,580, 54,620,405, and
   54,620,405 shares issued and
   outstanding, respectively............................               531                546                546

   Class B Non-voting Common Stock,
   250,000,000 shares authorized;
   48,527,054, 50,193,720, 58,527,054
   shares issued and outstanding,
   respectively.........................................               485                502                585
Additional paid-in capital .............................            14,214             14,829             16,511
Warrants ...............................................               548                660              1,220
Common stock subscriptions receivable
                                                                        (4)                (4)                (4)
Accumulated deficit ....................................           (14,286)           (14,377)           (14,377)
                                                                  --------           --------           --------
TOTAL STOCKHOLDERS' EQUITY .............................             1,488              2,156              4,481
                                                                  --------           --------           --------
TOTAL CAPITALIZATION ...................................          $  2,173           $  2,478           $  4,803
                                                                  ========           ========           ========

                                    DILUTION

ASSUMING MAXIMUM NUMBER OF UNITS SOLD

     As of December 31, 2001, without taking into account any changes in our net tangible book value subsequent to that date other than to give effect to the conversion of certain convertible debt and accrued interest into 1,511,825 shares of Class A Voting Common Stock and assuming the sale of 10,000,000 Units in the offering (the maximum number of Units that we are offering for sale) at the offering price of $0.30 per Unit, less the estimated offering expenses including underwriting commissions, the PRO FORMA as adjusted net tangible book value of each of the assumed outstanding shares of common stock would have been $0.04. This would have resulted in dilution of $0.26 to new investors purchasing Units in the offering. At the same time, our current stockholders would have realized an increase in PRO FORMA net tangible book value of $0.02 after the offering without further cost or risk to themselves.

     The following table illustrates this per share dilution, assuming 10,000,000 Units are sold:

Initial public offering price, per Unit...............................   $0.30

PRO FORMA net tangible book value per share
before the initial public offering....................................   $0.02

Increase in PRO FORMA as adjusted net tangible book value
per share attributable to investors in the offering...................   $0.02

PRO FORMA as adjusted net tangible book value per share
after the offering....................................................   $0.04

Dilution per share to new investors...................................   $0.26

ASSUMING MINIMUM NUMBER OF UNITS SOLD

     As of December 31, 2001, without taking into account any changes in our net tangible book value subsequent to that date other than to give effect to the conversion of certain convertible debt and accrued interest into 1,511,825 shares of Class A Voting Common Stock and assuming the sale of 1,666,667 Units in the offering (the minimum number of Units that we may sell and receive any proceeds from this offering) at the offering price of $0.30 per Unit, less the estimated offering expenses including underwriting commissions, the PRO FORMA as adjusted net tangible book value of each of the assumed outstanding shares of common stock would have been $0.02. This would have resulted in dilution of $0.28 to new investors purchasing Units in the offering. At the same time, our current stockholders would have realized no change in the PRO FORMA net tangible book value.

     The following table illustrates this per share dilution, assuming 1,666,667 Units are sold:

Initial public offering price, per Unit...............................   $0.30

PRO FORMA net tangible book value per share
before the initial public offering....................................   $0.02

Increase in PRO FORMA as adjusted net tangible book value
per share attributable to investors in the offering...................   $0.00

PRO FORMA as adjusted net tangible book value per share
after the offering....................................................   $0.02

Dilution per share to new investors...................................   $0.28

                      SELECTED CONSOLIDATED FINANCIAL DATA

     You should read the selected financial data set forth on the following page in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

     The statement of operations data set forth below for the years ended December 31, 2000 and 2001 and the balance sheet data as of December 31, 2000 and 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The unaudited pro forma balance sheet data has been prepared assuming the conversion of certain outstanding mandatorily convertible debt into common stock as of December 31, 2000 pursuant to this offering.

     These historical results are not necessarily indicative of results to be expected for any future period. See Note 14 in the Notes to the Consolidated Financial Statements for a description of the computation of net loss per share and the number of shares used in the per share calculation.

STATEMENTS OF OPERATIONS DATA:                                                YEAR ENDED DECEMBER 31,
                                                                       -----------------------------------
                                                                           2000                   2001
                                                                       ------------           ------------
REVENUES:
    Licenses                                                           $    490,480           $    268,701
    Services                                                                 98,632                752,109
    Engineering services                                                       --                  388,187
                                                                       ------------           ------------
   Total revenues                                                           589,112              1,408,997

COSTS AND EXPENSES:
    Costs of revenues:
       Licenses                                                             169,782                 96,561
       Services                                                           1,293,297                986,240
       Engineering services                                                    --                   49,347
    Selling and marketing                                                 1,010,621                799,486
    General and administrative                                            3,439,251              3,317,128
                                                                       ------------           ------------
        Total operating expenses                                          5,912,951              5,248,762
                                                                       ------------           ------------

OPERATING LOSS                                                           (5,323,839)            (3,839,765)

OTHER INCOME (EXPENSE):
   Interest income                                                           19,605                 67,768
   Interest expense,                                                        (43,110)              (590,970)
   Loss on investment                                                      (500,000)                  --
   Other income, net                                                         13,902                  6,712
                                                                       ------------           ------------
        Net loss                                                       $ (5,833,442)          $ (4,356,255)
                                                                       ============           ============

BASIC AND DILUTED NET LOSS PER SHARE                                   $      (0.11)          $      (0.04)

SHARES USED IN COMPUTING BASIC AND DILUTED NET LOSS PER SHARE            51,916,934             99,613,673

                                                                                          PRO FORMA
                                                                                         AS ADJUSTED
BALANCE SHEET DATA:                                   AS OF DECEMBER 31,                DECEMBER 31,
                                                  2000                 2001                 2001
                                              -----------           -----------          -----------
                                                                                         (UNAUDITED)
Cash and equivalents                          $      --             $   915,864          $   915,864

Total current assets                              174,082             2,264,301            2,264,301

Total assets                                    2,126,113             3,970,531            3,970,531

Total current liabilities                       2,058,071             1,947,982            1,947,982

Mandatorily convertible debt                      310,975               362,838                 --

Total stockholders' equity (deficit)          $  (425,870)           $ 1,487,092          $ 1,849,930

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS TOGETHER WITH "SELECTED FINANCIAL DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE PRESENTED IN THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 4 AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions.

     Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and driver's license information in multiple states through a dynamic search engine, using complete or partial information.

     Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS(TM). Our LocatePLUS(TM) product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records. We anticipate that the majority of our future revenues will be derived from our LocatePLUS(TM) product.

     We distribute our content both directly (through the Internet in the case of our LocatePLUS(TM) product and through the mail in the case of our Worldwide Information(TM) CD-ROM) and through "channel partner" arrangements, by which third party database providers obtain access to our databases in consideration for a royalty. We have executed one channel partner agreement to date, which was entered into in 2001. However, that channel partnership did not generate any revenue until January 2002 and, as of this date, revenue generated from this channel partnership has not been material. We anticipate that we will into additional "channel partner" agreements in the future. We currently anticipate that revenue from channel partner arrangements will constitute a material portion of our revenue in 2002, and will continue to do so in the foreseeable future.

     In 2001, we entered into an arrangement with a third party database provider, pursuant to which we provided certain engineering services relating to the integration and assimilation of public data. We believe that revenue from engineering services is not likely to constitute a material portion of our future revenue.

     Although our products consist primarily of publicly available - and therefore non-proprietary - information, we integrate data in our products in a proprietary manner that allows users to access data rapidly and efficiently. In addition, our LocatePLUS(TM) product utilizes proprietary methodologies to "tie" data associated with a given individual to a single background report, even though the sources of data with respect to a given individual may be incomplete or contain only partial information with respect to that individual.

     Investors should not use our past results as a basis to predict our future performance. We have incurred significant net losses since our inception. We incurred net losses of approximately $5.8 million in 2000 and $4.4 million in 2001. Our accumulated deficit as of December 31, 2001 was approximately $14.4 million. We anticipate that we will increase our sales and marketing, product development and general and administrative expenses during 2002 and for the foreseeable future. To achieve profitability, we will need to generate significantly more revenue than we have in prior years. Even if we ultimately do achieve profitability, we may not be able to sustain or increase our profitability. If our revenue increases more slowly than we anticipate, or if our operating expenses exceed our expectations, our operating results will be harmed.

     Information in our Worldwide Information(TM) product is updated and released either quarterly or twice a year. Revenue associated with our Worldwide Information(TM) product is recognized upon delivery to the customer of a CD-ROM, provided that no significant obligations remain, evidence of the arrangement exists, the subscription fee is fixed or determinable and collectibility is reasonably assured.

     In the case of our LocatePLUS(TM) product, we charge a "per click" fee to customers, which varies based upon on the type and quantity of information requested. Revenue from our LocatePLUS(TM) product is recognized when requested information is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectability is reasonably assured. We charge our fees to customers' credit cards (in the case of approximately 75% of our current customer base) or invoice customers for such fees on a monthly basis (in the case of approximately 25% of our current customer base).

     Our costs of revenue consist primarily of payments to obtain data and software maintenance expenses, which consist primarily of payroll and related expenses for information technology personnel, Internet access and hosting charges, and expenses relating to Web content and design. We license or otherwise obtain our data from three primary sources, as well as over twenty other ancillary sources (including both private and government sources).

     In March 1999, we entered into a data acquisition agreement to acquire information related to real property. This agreement expires on June 30, 2002. In July 1999, we entered into a three year data acquisition agreement to acquire credit file header information. This agreement may be cancelled by the data provider upon 90 days' notice, with or without cause. In August 1999, we entered into a one year data acquisition agreement to acquire bankruptcy, liens, and judgments information. This agreement was renewable for successive periods of one year unless terminated upon 90 days' prior written notice. This agreement was followed by a new agreement relating to bankruptcy, liens, and judgments information, which we entered into on November 27, 2001. This new agreement has a one year term with automatic one year successive renewal periods unless terminated by either party prior to renewal. Payments under these agreements are based on monthly minimum payments and monthly usage. For more information on this, you should review the subsection of this section titled "Commitments and Contingencies," beginning on page 24.

     In 2000 and 2001, we recorded $640,000 and $648,500, respectively, in costs related to these agreements, of which $337,000 was accrued but not paid, in violation of the provisions of certain of these agreements. Our use of data under one of these agreements may be subject to termination as a result of this failure to pay. In the event that any of our primary sources of data were no longer available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as we believe there are currently a number of equivalent providers of such data.

     Our selling and marketing expenses consist of salaries and commissions paid to sales representatives for the products that we offer, as well as direct mail advertising campaigns and magazine and Internet banner advertisements.

     General and administrative expenses consist of payroll and related expenses for non-sales, non-research and development and executive and administrative personnel, facilities expenses, insurance, professional services expenses, travel and other miscellaneous expenses.

     Interest income and expense primarily consists of earnings on our cash and cash equivalents. Interest expense is attributable to convertible notes issued in the year ended December 31, 2001. At December 31, 2001, we had notes payable (current and long-term) totaling $372,838. Of this amount, $362,838 will mandatorily convert into shares of our Class A Voting Common Stock upon the consummation of this offering.

RESULTS OF OPERATIONS

     YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     REVENUE. Revenue from licenses of our Worldwide Information(TM) CD-ROM product decreased to $268,701 for the year ended December 31, 2001 from $490,480 for the year ended December 31, 2000, a decrease of 45%. We believe this decrease was the result of our re-direction of sales efforts toward our Internet-based product, LocatePLUS(TM). We launched our LocatePLUS(TM) product in March 2000. Service revenue from our Internet-based product, LocatePLUS(TM), increased to $752,109 for the year ended December 31, 2001 as compared to $98,632 for the year ended December 31, 2000, an increase of 662%. This increase is attributable to an increase in customers and usage. We also realized $388,187 of revenue during the year ended December 31, 2001 from certain database engineering services that we provided to a third party. We recognized no engineering service revenue during fiscal year ended December 31, 2000, and we do not anticipate that we will recognize material engineering service revenue in the future.

     COST OF LICENSE REVENUE. For the year ended December 31, 2001, our cost of revenue for licenses of Worldwide Information(TM) was $96,561, as compared to $169,782, for the year ended December 31, 2000, a decrease of 43%. This decrease is primarily attributable to cost cutting measures initiated in early 2001, including reducing our payroll costs. We anticipate that our cost of license revenue will increase in 2002 because we plan to update our Worldwide Information(TM) database to reflect changes in certain states' motor vehicle and drivers license data and to develop a DVD-ROM version of our Worldwide Information product.

     COST OF SERVICE REVENUE. For the year ended December 31, 2001, our cost of service revenue associated with LocatePLUS(TM) was $986,240, as compared to $1,293,297 for the year ended December 31, 2000, a decrease of 24%. This decrease is primarily attributable to cost-cutting measures, including payroll cost reductions. We are currently negotiating with certain of these vendors to re-establish modified versions of those data contracts. We anticipate that a substantial portion of the proceeds of this offering will be used to acquire additional data to enhance our LocatePLUS(TM) product, and we expect that we will increase our cost of service revenue in the future.

     COST OF ENGINEERING REVENUE. For the year ended December 31, 2001, our cost of engineering revenue was $49,347. Cost of engineering revenue consisted of salary and expenses allocated to an engineering project for a third party. We had no engineering revenue, and no corresponding cost of engineering revenue, in 2000.

     SELLING AND MARKETING EXPENSES. Selling and marketing expenses for the year ended December 31, 2001 were $799,486, as compared to $1,010,621 for the year ended December 31, 2000, a decrease of approximately 20%. This reduction in expenses is attributable primarily to reduced payroll costs. We plan to expand our sales force and advertising efforts during 2002 as we attempt to increase our customer base and sales volume.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased to $3,317,128 for the year ended December 31, 2001, from $3,439,251 for the year ended December 31, 2000, a decrease of 4%. We expect general and administrative expenses to increase as we begin to hire additional personnel and incur additional costs to manage the anticipated growth of our business and the costs associated with being a publicly held company.

     INTEREST INCOME (EXPENSE). Interest expense substantially increased to $590,970 for the year ended December 31, 2001, from $43,110 for the year ended December 31, 2000, an increase of 1,270%. This increase is attributable to approximately $130,000 in increased interest on borrowings, an increase of approximately $127,000 in interest expense relating to warrants issued with certain convertible debt, and an increase of approximately $294,000 in interest expense relating to the beneficial conversion features of this convertible debt.

     LOSS ON INVESTMENT. During 2000, we entered into a series of agreements with IntelliCorp, Ltd., an unaffiliated Ohio-based database provider. Under the terms of those agreements, we loaned $500,000 in cash in exchange for certain promissory notes convertible into ownership interests in IntelliCorp at IntelliCorp's discretion. We recorded a bad debt reserve for the full amount of that investment during 2000.

     INCOME TAXES

     As of December 31, 2001, we had net operating loss carryforwards for federal and state income tax purposes of approximately $1.2 million, which expire through 2021. We have provided a full valuation allowance on this deferred tax asset because of the uncertainty relating to our ability to use these losses. Changes in the ownership of our common stock also may limit our use of these carryforwards.

LIQUIDITY AND CAPITAL RESOURCES

     From our incorporation in 1996 through December 31, 2001, we raised approximately $13.5 million through a series of private placements of equity and convertible debt to fund marketing and sales efforts and develop our products and services. During 2001, our financing activities provided approximately $5.3 million of cash, principally through the issuance of convertible debt and Class B Non-voting Common Stock. As of December 31, 2001, our cash and investments totaled $1,915,864. From January 1, 2002 through February 13, 2002, we raised approximately $1.2 million through sales of our Class B Non-voting Common Stock.

     During 2001, we used approximately $3.1 million in operating activities, principally to fund our net losses. Also during 2001, we loaned $1.0 million to an unaffiliated leasing company. As of the date of this prospectus, $750,000 of this note has been repaid.

     The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have incurred an accumulated deficit of approximately $14.3 million through December 31, 2001 and used approximately $3.1 million of cash in operations during 2001. We believe that additional financing will be required during 2002 to fund our planned operations. As contemplated in this prospectus, our plans include raising additional funds in 2002. There is no assurance that we will obtain the financing to provide the resources necessary for us to continue our planned operations through 2002.

     There can be no assurance that such financing will be available to us, on favorable terms, or at all. In the event that our operations are not profitable or do not generate sufficient cash to fund our business, or if we fail to obtain additional financing, we will have to substantially reduce our level of operations. These circumstances raise substantial doubt about our ability to continue as a going concern. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     We lease office space and equipment under various operating lease agreements that terminate on various dates through 2005. Future minimum payments under our non-cancelable operating leases total $1,560,041.

     CAPITAL LEASES

     During the year ended 2000, we entered into certain long-term equipment lease agreements. These agreements are classified as capital leases and expire in 2005. Future minimum lease payments under our non-cancelable capital leases total $413,302.

     LICENSE AGREEMENTS

     We have entered into various data acquisition agreements under which we are required to make minimum payments totaling $785,000 through 2004.

     LOAN DEFAULT

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This convertible promissory note bears interest at the rate of 12% per annum. The note matured on September 9, 2001. We have continued to make interest payments under this note as they have come due. We are currently in default with respect to the payment of the principal of this loan. This note is currently convertible into 44,444 shares of our Class A Voting Common Stock at the election of the holder.

     LEGAL PROCEEDINGS

     We are from time to time subject to legal proceedings and claims that arise in the normal course of our business. There are currently no pending or known actions for which the amount of ultimate liability could have a material adverse effect on our financial position or results of operations.

CRITICAL ACCOUNTING POLICIES

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section, where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 2 in the Notes to the Consolidated Financial Statements included elsewhere in this prospectus. Note that our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

     Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition and the provision for uncollectible accounts receivable. We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense may be materially misstated during a reporting period.

RELATED PARTY TRANSACTIONS

     CONSULTING SERVICES

     Certain members of our Board of Directors have performed consulting services for us. Expenses relating to these services amounted to $223,795 and $303,892 in 2000 and 2001, respectively, and were recorded as part of general and administrative expenses.

     In 2001, we granted options to purchase 119,104 shares of Class A Voting Common Stock for services rendered as a consultant to a former member of our Board of Directors. We recorded an expense of $21,645 associated with these options. In 2002, we issued a warrant to purchase 1,177,680 shares of Class B Non-voting Common Stock for consulting services rendered by the former member of our Board of Directors.

     In 2001, we granted options to purchase 38,067 shares of Class A Voting Common Stock and warrants to purchase 324,581 shares of Class B Non-voting Common Stock in consideration for services rendered by a member of the Board of Directors. We recorded expenses of $6,918 and $44,277, respectively, associated with these options and warrants.

     NON-EMPLOYEE DIRECTORS STOCK OPTION POLICY

     On February 1, 2002, and pursuant to our Non-employee Directors' Stock Option Policy, we granted warrants to purchase a total of 70,000 shares of Class B Non-voting Common Stock, with an exercise price of $0.15 per share, to two of our Directors.

     LOAN FROM DIRECTOR

     During 2001, we issued convertible notes with detachable warrants to two members of our Board of Directors in exchange for an aggregate of $215,000 in cash. Consulting expenses in 2001 include $74,900 related to the exchange of convertible debt into equity securities by a member of the Company's Board of Directors.

     USE OF OUR ASSETS

     Certain of our executives are allowed use of company cars for both business and personal purposes. These cars have been capitalized as assets of the Company, totaling $115,278 as of December 31, 2001.

     NOTES RECEIVABLE FROM RELATED PARTIES

     During 2000, we loaned $400,000 in cash, and received, in exchange, promissory notes from two officers. The notes bear interest at an annual rate equal to the 90-day Treasury Bill Rate (1.7% at December 31, 2001). The principal and accrued interest are due and payable in one lump sum on January 3, 2010, unless, prior to that date, we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest would be immediately due and payable. We do not intend to make a call on these notes in the foreseeable future and, therefore, the notes are classified as long-term assets. In the event of a change of control, as defined in these notes, or in the event that, as of January 3, 2003, the applicable officer is (i) employed by us; (ii) an independent contractor for us; or (iii) a member of our Board of Directors, then with respect to that officer's note, the note shall be canceled without further action by any party. In the event that a note is canceled pursuant to the conditions described above, we agreed to pay to the applicable officer, no later than two months after the end of the officer's applicable tax year in which such cancellation occurs, an amount in cash sufficient to fulfill the officer's tax liability attributable to the cancellation of the note. We are amortizing the principal balance of these notes on a monthly basis through January 3, 2003. Through December 31, 2001, we recorded $256,944 of compensation expense. Additionally, we have accrued approximately $138,000 through December 31, 2001 relating to an estimate of the officers' tax liability expected to be reimbursed by us.

INTELLICORP

     In 2001, we entered into a Channel Partnership (license and distribution) Agreement with IntelliCorp, that provided for IntelliCorp to license certain data from us in consideration for a royalty equal to 50% of the revenue that IntelliCorp realizes from the sale of our data. No royalties were recognized under this agreement in 2001. In January 2002, we amended the Channel Partnership Agreement to increase the royalty rate to 75% of the revenue realized by IntelliCorp on sales of our data, to terminate IntelliCorp's conversion right with respect to our loan to IntelliCorp, and to cease interest accrual on our loan to IntelliCorp as of February 1, 2002. As of that date, interest receivable of $76,280 was due but not recorded as income.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method.

     In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets," which became effective for us on January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill.

     In October 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses significant issues relating to the implementation of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and develops a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively.

     Had we implemented the above accounting pronouncements in the current period, our financial position and results of operations would not have been effected.

                                      * * *

                                    BUSINESS

OVERVIEW

     We are a business-to-business and business-to-government provider of public information via our proprietary data integration solutions.

     Since 1996, we have sold a CD-ROM-based product, which we refer to as Worldwide Information(TM), that enables users to search certain motor vehicle records and drivers' license information in multiple states.

     Since March 1, 2000, we have maintained a database that is accessible through the Internet, known as LocatePLUS(TM). Our LocatePLUS(TM) product contains searchable and cross-referenced public information on individuals throughout the United States, including individuals' names, addresses, dates of birth, Social Security numbers, prior residences, and, in certain circumstances, real estate holdings, recorded bankruptcies, liens, judgments, drivers' license information and motor vehicle records.

INDUSTRY BACKGROUND

     We are a background information provider. Users of background information have historically included law enforcement, other government agencies, law firms, investigation companies, private investigators and insurance companies. Information is used by those entities for various activities ranging from legal discovery to employment screening to the detection of fraud and the prevention of crime and terrorism. Additional users, such as large businesses, have increasingly availed themselves of background information services in connection with their hiring practices and other business decisions. The business market for online public information was $1.5 billion to $2.0 billion in 1998 and is expected to reach $4.0 billion by 2003, according to Argus Research.

     A considerable amount of background information about individuals in the United States is publicly available. Examples of such public data include:

      o   names and addresses                o   property ownership
      o   aliases                            o   bankruptcies
      o   nationwide court records           o   certain criminal records

     The sources of these types of public data, however, are often fragmented and geographically dispersed. In addition, the reliability of this information and the data provided by various sources may not be consistent. In this environment, businesses and government agencies that wish to use public information are faced with the time-consuming, costly and difficult task of gathering data from numerous locations and sources, verifying the information acquired and organizing it into a useful format. While services and technologies have developed to enable remote access to information sources, there has historically been few comprehensive access points for information available about individuals. Traditional sources of information, including credit reporting services and other database services, make available only limited types of information for specific purposes, such as verifying credit worthiness. Such services may also be limited by applicable law to specified uses and users. Almost none of those sources are integrated in a manner that allows easy and rapid access to data.

BUSINESS STRATEGY

     Our business plan is to provide an entire suite of information products and services for professionals in law enforcement agencies, human resources, law firms, insurance underwriting, fraud investigation, private equity funds, corporate securities, private investigation and financial institutions. We believe that we will be able to compete with comparable services based upon the pricing of our services and based upon certain technical advantages incorporated in our systems (such as our data integration methodologies and our hyper-linked and wireless LocatePLUS(TM) reports).

OUR TARGET MARKET AND SCREENING OF USERS

     Our products are marketed and sold to federal, state and local government agencies (including law enforcement agencies), private investigators, human resource professionals and the legal profession. Our products are used in:

     o crime and terrorism investigation (such as in conjunction with federal and state investigations in the aftermath of the September 11th terrorist attacks and recent bio-terror incidents);

     o    detection of fraud;

     o "skip tracking" (i.e., the location of debtors and individuals in violation of parole or bail restrictions);

     o    background checks;

     o    legal due diligence; and

     o    risk management.

     Our products are generally marketed and sold only to pre-screened business and government end users. We do not sell products or services to the general public due to the liability that may arise from the release of personal information to the public. Before obtaining access to our LocatePLUS(TM) database or our Worldwide Information(TM) product, we generally require commercial customers to provide background information about their business need for data and about themselves, such as business licenses, bar cards or private investigator licenses. Individuals involved in law enforcement must provide evidence of their authority.

     In an attempt to prevent the misuse of our date, we have adopted a three tier security schema.

======= ============================= ==========================================
 LEVEL         INDUSTRY USERS              SAMPLE DATASETS AVAILABLE TO USERS
======= ============================= ==========================================
                                           Names, Addresses and Phone Numbers
   I          General Business         Past Residences, Neighbors and Affiliates
                                                      Real Property
======= ============================= ==========================================
           Private Investigators                   Level I Data, plus:
  II             Insurance                         Liens and Judgments
            Attorneys/Law Firms                     Drivers' Records
                 Government                   Certain Motor Vehicle Records
             Corporate Security
======= ============================= ==========================================
                                                Level I and II Data, plus:
                                             Comprehensive Criminal Records
  III         Law Enforcement               Restricted Motor Vehicle Records
                                              Certain Credit Reporting Data
======= ============================= ==========================================

     We are a member of the Individual Reference Services Group (which we refer to as the "IRSG"), a background information industry trade group. The IRSG has adopted a series of principles, which it has deemed industry "best practices" designed to ensure individual privacy while allowing access to needed data by authorized users. We believe that we currently comply with the IRSG's principles, based on a 2001 audit conducted by the IRSG.

LOCATEPLUS(TM)

     We launched our LocatePLUS(TM) Internet site in March 2000. Our LocatePLUS(TM) database contains searchable and cross-referenced public information on individuals throughout the United States. Information is presented in a dynamic, hyper-linked fashion, permitting users to rapidly identify and obtain personal information relating to individuals and their associated residences, possible acquaintances, and a variety of other types of data. Our LocatePLUS(TM) database consists of approximately 5 billion individual data entries. According to our estimates, we have data entries relating to approximately 205 million adult individuals in the United States (or approximately 98% of the adult population of the United States based on the 2000 United States Census).

     As of December 31, 2001, there were 4,185 pre-screened users of our LocatePLUS(TM) database.

     Datasets currently integrated in our LocatePLUS(TM) product include nationwide records relating to:

     o   names and addresses                       o   real estate records

     o   aliases                                   o   prior residences

     o   dates of birth                            o   recorded bankruptcies

     o   Social Security numbers                   o   liens

     o   driver's license information              o   motor vehicle records

     o   residential address information           o   certain death records
         (including dates of residence)
                                                   o   phone numbers
     o   vessel registrations

     We intend to continue integration of datasets into our LocatePLUS(TM) product, including:

     o   certain criminal arrest, conviction       o   certain professional
         and incarceration records                     licenses

     o   certain hunting and fishing licenses      o   certain fingerprint files

     o   certain facial image files                o   Federal Aviation
                                                       Administration records

                                                   o   certain gun licenses

We can currently give no assurance as to the timing of integration of such datasets, however, or whether these new datasets will be integrated with our LocatePLUS(TM) product at all.

     We believe that one of the significant advantages of our LocatePLUS(TM) product, in comparison with many products with which we compete, is the ability of LocatePLUS(TM) to "tie" data associated with a given individual to produce a single report. Our LocatePLUS(TM) system uses a proprietary methodology to associate data in a manner that generally results in a matching of data entries across diverse data sources, allowing users to obtain a single, comprehensive data report about an individual, even when there is no single element that ties data entries together (such as a Social Security number). This comprehensive data report is itself linked to other data potentially relevant to a business or government agency researching an individual, such as names and addresses of possible acquaintances, relatives and neighbors of that individual.

LOCATEPLUS POCKET(TM)

     We recently developed a version of our LocatePLUS(TM) product that is accessible through wireless personal digital assistants and devices such as the RIM Blackberry(R), which we refer to as LocatePLUS Pocket(TM). We expect to market this wireless LocatePLUS(TM) product primarily to law enforcement agencies. We cannot currently estimate revenues from this wireless product, as market acceptance of our product will depend on a variety of factors outside our control, including the availability of competing products and the resources available to law enforcement agencies. We expect that these devices will be marketed and sold on a subscription fee basis, permitting unlimited access to our LocatePLUS(TM) database for a flat monthly fee provided that that the user agrees to a fixed term commitment.

WORLDWIDE INFORMATION(TM)

     Since 1996, we have produced CD-ROM products that enable users to quickly search motor vehicle records in multiple states through a dynamic search engine, known as Worldwide Information(TM). Our Worldwide Information(TM) product enables users to search certain motor vehicle records and drivers' license information in multiple states through a dynamic search engine. Unlike many competing products, our Worldwide Information(TM) product enables users to rapidly identify vehicles or drivers using complete or partial search criteria. We believe that this ability to search partial data is a valuable tool in circumstances in which incomplete information is available, as is often the case in criminal investigations. Unlike data provided by Internet-based services, searches on our CD-ROM product are confidential and unavailable to any person other than the user of our CD-ROM product. We believe that the confidential nature of this CD-ROM product makes it particularly attractive to law enforcement agencies, which must often conduct criminal investigations in strict secrecy.

     As of December 31, 2001, there were approximately 2,700 pre-screened purchasers of our Worldwide Information(TM) CD-ROM product.

     We currently expect to expand our Worldwide Information(TM) product to include data from additional states, and to develop a DVD-ROM-based version of this product, although we can give no assurance as to the timing of such product launches or whether such products will be developed at all. We expect that a DVD-ROM-based version of this product, if developed, would permit multi-state Worldwide Information(TM) databases to reside on a single medium.

SOURCES OF OUR DATA

     Our operations depend upon information derived from a wide variety of automated and manual sources. External sources of data include public records information companies, governmental authorities and on-line search systems. We license or otherwise obtain our data from three primary sources, as well as over twenty other ancillary sources (including both private and government sources).

     In March 1999, we entered into a data acquisition agreement to acquire information related to real property. This agreement expires on June 30, 2002.

     In July 1999, we entered into a three year data acquisition agreement to acquire credit file header information. This agreement is terminable by the data provider at the data provider's discretion, with or without cause.

     In August 1999, we entered into a one year data acquisition agreement to acquire bankruptcy, liens and judgments information. That agreement included a provision that caused it to be automatically renewable unless 90 days' prior notice was given. We entered into a new agreement with this data provider on November 27, 2001. That agreement has a one year term with automatic one year renewal periods unless terminated by either party prior to renewal.

     Payments under these agreements are based on monthly minimum payments and monthly usage. In 2000 and 2001, we recorded $640,000 and $648,500, respectively, in costs related to these agreements, including an aggregate of approximately $337,000 that we have accrued but not paid in violation of certain of these agreements. Our use of data under one of these agreements may be subject to termination as a result of this failure to pay.

     In the event that any of our primary sources of data were to cease to be available to us, we believe that we would be able to integrate alternate sources of data without significant disruption to our business or operations, as our management has identified a number of alternate sources for our data. We may be subject to business disruptions, however, as a result of any such termination. Any such disruption could have a material adverse effect on our business and financial condition.

REGULATORY RESTRICTIONS ON OUR BUSINESS

     Both federal and state law regulates the sale of data. Recently, consumer advocates and federal regulators have voiced concerns regarding public access to, or commercial use of, personal information. As a result, increased pressure has been placed upon federal and state legislators to regulate the dissemination or commercial use of personal information.

     One recent legislative enactment that has had an effect on our business was the Financial Services Modernization Act of 2000, also known as the "Gramm-Leach-Bliley Act". Among other things, this law restricts the collection, use, and transfer of certain data that includes "credit header" information, which had historically functioned as the backbone of our data resources. Implementation of this law's restrictions by the Federal Trade Commission significantly effected the availability of certain data for our database, but we have subsequently developed datasets that function independently of "credit header" information. Although we have not engaged counsel to review this matter or the conduct of our operations generally, we believe that our operations are currently unaffected by the Gramm-Leach-Bliley Act or any law specifically applicable to the dissemination of data concerning individuals. Our belief is based upon our compliance with the "best practices" of the IRSG. Any further restriction on our use of personal information, however, could limit the usefulness and have a material adverse affect on our operations, our products, including our LocatePLUS(TM) product.

     Federal and state law prohibits us from selling data relating to minors. Our products have been designed to prevent the dissemination of such data.

DISTRIBUTION OF OUR PRODUCTS

     We distribute our content both directly (though the Internet in the case of our LocatePLUS(TM) product and through the mail in the case of our Worldwide Information(TM) CD-ROM) and through "channel partner" arrangements, by which third parties access our databases in consideration for a royalty. We also, from time to time, provide certain consulting services to third party database providers on the integration and assimilation of public data.

     To date, our efforts to license data have resulted in a single Channel Partnership Agreement that we have with IntelliCorp, Ltd., an Ohio-based database company. Under the terms of our Channel Partnership Agreement with IntelliCorp, we will share certain data with IntelliCorp and receive a royalty with respect to that data. We have not yet realized any material revenue from this relationship. This agreement is expected to terminate in August 2003, but may be extended or canceled prior to that date under certain limited conditions.

COMPETITION

     Current competitors for our LocatePLUS(TM) product include Accurinet, ChoicePoint, Confi-chek.com, FlatRateInfo.com, and Lexis-Nexis. Many of the companies that currently compete with this product, as well as other companies with whom we may compete in the future, are national or international in scope and have greater resources than we do. Those resources could enable those companies to initiate price cuts or take other measures in an effort to gain market share in our target markets.

     Our Worldwide Information(TM) product primarily competes with the registries of motor vehicles of various states that sell their data to screened users. These state agencies generally provide data in "raw form" without the search capabilities that we provide in our Worldwide Information(TM) product.

FACILITIES

     LocatePLUS Holdings Corporation and our wholly owned subsidiary, LocatePLUS Corporation, are presently headquartered in Beverly, Massachusetts, where we lease approximately 32,000 square feet.

The lease on that facility expires on February 28, 2005, and our annual lease obligation is approximately $480,000.

     Our wholly owned subsidiary, Worldwide Information, Inc., is presently located in Byfield, Massachusetts where it leases approximately 2,700 square feet. The lease on the Byfield facility expires on March 1, 2003 and the current annual rent is approximately $25,000.

     We also lease a storage facility in Georgetown, Massachusetts pursuant to a month-to-month lease, with current monthly rent of $500. We believe that our facilities are sufficient for our projected needs.

INTELLECTUAL PROPERTY

     Publicly available data concerning individuals is generally non-proprietary. As a result, our intellectual property consists largely of certain trade secrets and know-how associated with the integration of databases and our ability to link diverse datasets. We rely on a combination of confidentiality agreements, restrictions on access to our proprietary systems, and contractual provisions (such as in our user agreements) to protect our intellectual property.

     We have registered LOCATEPLUS.COM(R) as a trademark with the United States Patent and Trademark Office for our Internet site. We maintain LOCATEPLUS(TM) and WORLDWIDE INFORMATION(TM) as unregistered trademarks relating to our products. We may, from time to time, claim certain other rights under trademark law, however, we currently have no other marks registered or pending with the United States Patent and Trademark Office or the equivalent agency of any other country.

     Patent protection is generally not available for compilations of data (such as our products), and therefore we have no patents on any of our products, and we currently do not anticipate any patents issuing with respect to any of our products. Similarly, rights under United States copyright law do not extend to mere compilations of data, although we may have certain rights under United States copyright law with respect to the organization, integration and presentation of our data.

EMPLOYEES

     As of December 31, 2001, we had approximately 30 employees. We believe that our relations with our employees are good.

LEGAL PROCEEDINGS

     We are not currently involved in any material legal proceedings, although claims may arise from time to time in the conduct of our operations. There can be no assurance at this time that any claims that may arise in connection with the conduct of our business will not materially adversely effect our business or operations, or divert our critical resources.

                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth specific information regarding our executive officers and directors.

EXECUTIVE OFFICERS AND DIRECTORS  AGE              POSITIONS
--------------------------------  ---              ---------

Jon R. Latorella                  38      Chairman of the Board, President and
                                          Chief Executive Officer
Robert A. Goddard                 50      Chief Financial Officer, Treasurer and
                                          Secretary
Sonia P. Bejjani                  32      Director, President-Worldwide
                                          Information, Inc.
John P. Houlihan                  56      Director
Thomas Garlock                    45      Director
Steven W. Silva                   39      Vice President of Business Development

     JON R. LATORELLA co-founded our business in 1991 and has been our Chief Executive Officer since we commenced our activities. Mr. Latorella is also the Chairman of our Board of Directors. Before founding our business, Mr. Latorella served as a consultant to various local and state law enforcement agencies. Mr. Latorella holds a Bachelor of Science/Bachelor of Arts from the University of Massachusetts, which he received in 1994.

     ROBERT A. GODDARD has been our Chief Financial Officer since October 1999. Before joining us, Mr. Goddard was employed with ChannelHealth.com as Vice President-Finance and Administration. From 1997 to 1999, Mr. Goddard was employed by Wang Healthcare Information Systems. In 1997, Mr. Goddard filed for bankruptcy protection in connection with the termination of his marriage. Mr. Goddard received a Bachelor of Science in Business Administration/Finance from Northeastern University in 1974 and graduated from the Corporate Financial Management Program at the Harvard University Graduate School of Business in 1988.

     SONIA P. BEJJANI co-founded our business in 1991 and has been a member of our Board of Directors and employed by us in various capacities since we commenced our activities. For the five years ending August 1, 2001, Ms. Bejjani was our Vice President - Sales and Customer Service. Since August 1, 2001, Ms. Bejjani has been the President of Worldwide Information, Inc., our wholly-owned subsidiary.

     JOHN P. HOULIHAN has been President and owner of Zalkin, Inc., a worldwide exporter of used clothing with offices in Council Bluffs, Iowa and Brownsville, Texas, since 1979. Before that, Mr. Houlihan owned Goodrich Dairy, a chain of 47 retail stores, and Riekes Equipment, a material handling and forklift company. Mr. Houlihan holds a Bachelor of Arts from Creighton University, which he received in 1968, and a Juris Doctorate from Creighton University, which he received in 1971. Mr. Houlihan joined our Board of Directors in January 2001.

     THOMAS GARLOCK has provided organizational and merger and acquisition consulting services to technology companies in the computer hardware/software and wireless telecommunications industry since 1980. Mr. Garlock has been the principal in a variety of communications license-based ventures that have developed cellular telephone systems in 55 "metropolitan statistical areas" in the United States. He is the co-founder and Chairman of In Sync Interactive Corporation, the nation's largest owner of interactive video data service licenses issued by the Federal Communications Commission. In October 2001, In Sync filed for bankruptcy protection with respect to 29 of its 42 subsidiaries. Mr. Garlock attended Kent State University, the University of California at Los Angeles, and the Otis Parsons School of Design. Mr. Garlock joined our Board of Directors in October 1996.

     STEVEN W. SILVA has been our Vice President of Business Development since January 2002. Mr. Silva was employed with SuperWings Inc., a developer of mobile field service management applications, as its Vice President of Business Development and Marketing from 2000 to 2002 . During 2000, Mr. Silva was the Vice President of Strategic Marketing at ZipLink Inc., a provider of wholesale Internet connectivity solutions, where he was responsible for marketing, product management, business development and strategic alliances. From 1997 to 2000, Mr. Silva worked for eZenia! Inc., a provider of real time collaboration solutions, where he held worked as its Director of Technical Business Development. From 1990 to 1997, Mr. Silva also held channel sales and marketing positions with PictureTel Corporation, a provider of visual collaboration systems. Mr. Silva holds a Bachelor of Science in Business Administration/Economics from Salem State College, which he received in 1985.

     We do not have any employment agreements with any of our employees.

BOARD OF DIRECTORS

     We currently have four members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

     Our Board of Directors currently has two committees, the Compensation Committee and the Audit Committee.

     AUDIT COMMITTEE

     The Audit Committee of the Board of Directors approves the selection of our independent auditors and interacts with our independent accountants to discuss questions about our financial reporting. In addition, the Audit Committee reviews the independence of our auditors, the scope and results of our audit and our annual operating results. The Audit Committee also considers the adequacy of our internal accounting procedures and reports to the Board of Directors with respect to our other auditing and accounting matters. The Audit Committee also reviews the fees to be paid to and the performance of our independent accountants. Currently, the members of the Audit Committee are Messrs. Garlock and Houlihan.

     COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our equity compensation plan and other employee benefits plans that we may adopt from time to time. Currently, the members of the Compensation Committee are Messrs. Garlock and Houlihan.

DIRECTORS' COMPENSATION

     On February 1, 2002, we adopted a Non-employee Director Stock Option Policy under the terms of our equity compensation plan. Under the Non-employee Director Stock Option Policy, we will make annual grants (beginning on the date of adoption of the policy) to our non-employee directors of warrants to purchase 35,000 shares of our Class B Non-voting Common Stock as compensation for service on our Board of Directors (and any committees). Each of these warrants will have an exercise price that is equal to the fair market value of our Class B Non-voting Common Stock as of the date of grant. No separate compensation is provided to directors for service on either of our two committees. We will also reimburse our directors for out-of-pocket costs associated with their activities on the Board of Directors. Pursuant to this policy, on February 1, 2002, we granted warrants to purchase 35,000 shares of Class B Non-voting Common Stock with an exercise price of $0.15 per share to each of Messrs. Garlock and Houlihan.

     Directors who are also employees of LocatePLUS Holdings Corporation or any of its subsidiaries (currently, Mr. Latorella and Ms. Bejjani) are not paid any compensation for their service as directors.

BENEFIT PLANS

     EQUITY COMPENSATION PLAN

     On November 16, 1999, our Board of Directors ratified and adopted an Incentive and Non-Qualified Stock Option Plan, which we refer to as our "equity compensation plan". The equity compensation plan set aside 15,000,000 shares of our Class A Voting Common Stock (then referred to as our "Common Stock") for issuance pursuant to the exercise of incentive and non-qualified stock options to be awarded to our employees, officers and directors at the recommendation of the equity compensation plan's administrator and subject to the approval of our Board of Directors. We strongly believe in the concept of each employee having some form of equity participation as an incentive toward excellence in individual performance and our furthered success.

     In June 2000, our equity compensation plan was amended and restated to provide greater flexibility to the equity compensation plan's administrator in the granting of various forms of equity compensation. As of December 31, 2001, 7,950,000 incentive stock options and 2,652,716 non-qualified stock options were outstanding under the equity compensation plan. The weighted average exercise price of all options granted under the equity compensation plan was $0.20 per share as of December 31, 2001. As of December 31, 2001, one option to purchase 5,000 shares of Class A Voting Common Stock had been exercised. In March 2002, Messrs. Garlock and Houlihan, the members of our Compensation Committee, were appointed co-administrators of the equity compensation plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table reflects equity compensation granted or issued by us as of December 31, 2001, to employees and non-employees (such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services.

                                NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE       NUMBER OF SECURITIES
                                  ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING       REMAINING AVAILABLE FOR
                                   OUTSTANDING OPTIONS,        OPTIONS, WARRANTS AND        FUTURE ISSUANCE UNDER
                                    WARRANTS AND RIGHTS                RIGHTS            EQUITY COMPENSATION PLANS(1)
                                    -------------------        ---------------------     ----------------------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS:
     Class A Voting
     Common Stock                         10,602,716                        $0.20                    4,392,284
------------------------------- ---------------------------- --------------------------- -----------------------------
     Class B Non-voting
     Common Stock                                  0                            -                            -

EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS:
     Class A Voting
     Common Stock                            763,500                        $0.20                          N/A
------------------------------- ---------------------------- --------------------------- -----------------------------
     Class B Non-voting
     Common Stock                          2,550,797                        $0.14                          N/A

TOTAL:
     Class A Voting
     Common Stock                         11,366,216                        $0.20                          N/A
------------------------------- ---------------------------- --------------------------- -----------------------------
     Class B Non-voting
     Common Stock                          2,480,797                        $0.15                          N/A

(1) Excludes securities reflected in column titled "Number of securities to be issued upon exercise of outstanding options, warrants and rights".

     401(K)

     We sponsor a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all of our employees. We may make discretionary matching contributions up to 1% of annual employee contributions. Our contributions vest ratably over a six-year period. We pay the administrative expenses of this plan.

                                      * * *

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for 2001, 2000 and 1999 certain compensation paid by us, including salary, bonuses and certain other compensation, to our Chief Executive Officer and all other executive officers whose annual compensation for the years ended December 31, 2001, 2000 and 1999 exceeded $100,000.

                                                                                    SECURITIES          ALL OTHER
           NAME AND                             SALARY             BONUS        UNDERLYING OPTIONS    COMPENSATION
      PRINCIPAL POSITION           YEAR           ($)               ($)                (#)                 ($)
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------
JON R. LATORELLA                   2001          48,850(1)               -                   -          13,200(3)
President and                      2000         127,462            275,000(2)                -          13,200(3)
Chief Executive Officer            1999         156,000                  -             190,000(4)            -

ROBERT A. GODDARD                  2001         123,802                  -                   -           8,079(5)
Chief Financial Officer,           2000         125,000            125,000(2)                -           6,384(5)
Treasurer and Secretary            1999(6)       31,635                  -           1,000,000(7)       11,064(8)

(1) Mr. Latorella elected to reduce his annual salary to $50,000 in January 2001. On February 1, 2002, the Compensation Committee of the Board of Directors voted to increase Mr. Latorella's salary to $250,000 per annum upon the commencement of trading of our securities on the OTC Bulletin Board.

(2) On January 3, 2000 the Board of Directors approved, and we made, a term loan to Mr. Latorella in the amount of $275,000, and a loan to Mr. Goddard in the amount of $125,000. These loans were intended to provide a bonus to Mr. Latorella and Mr. Goddard for services rendered in conjunction with the development and launch of our LocatePLUS(TM) product. These loans were evidenced by promissory notes, pursuant to which interest on each loan is computed at an annual rate equal to the 90-day Treasury Bill Rate. The principal and accrued interest on these notes are due and payable in one lump sum on January 3, 2010, unless we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest will be immediately due and payable. We do not intend to make a call on these notes in the foreseeable future. In the event of a change of control of LocatePLUS Holdings Corporation (E.G., a sale of all or substantially all of our assets or a transaction or series of transactions in which more than 50% of our voting equity is sold or otherwise transferred) or in the event that, as of January 3, 2003, Mr. Latorella or Mr. Goddard, as applicable, is (i) still employed by us; (ii) an independent contractor for us; or (iii) a member of our Board of Directors, then the obligations and debt evidenced by the notes shall be immediately and without further action by any party be canceled. In the event that either or both notes are canceled pursuant to the above clauses, we will make a tax equalization payment to Mr. Latorella and/or Mr. Goddard, as applicable. Because Mr. Latorella currently controls a majority of our voting stock, we currently anticipate that his loan will be canceled in 2003.

(3) Mr. Latorella and his family are allowed use of two company cars, the value of which is approximately $1,100 per month to Mr. Latorella.

(4) Mr. Latorella was granted a fully vested incentive stock option to purchase 190,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.22 per share. This option expires on November 16, 2004.

(5) Mr. Goddard receives a monthly automobile allowance of $523 and a fuel allowance as part of his compensation.

(6)  Mr. Goddard began employment with us on October 25, 1999.

(7) Mr. Goddard was issued an option to purchase 1,000,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.20 per share. This option is fully vested, and it expires on November 16, 2009.

(8) Mr. Goddard received a $10,000 signing bonus, and an aggregate of $1,064 in automobile allowances for November and December 1999.

ADVISORY BOARD

     On December 2, 1999, our Board of Directors authorized the formation of an Advisory Board that will provide ongoing advice and consultation to the Board of Directors to enhance the development and operation of our LocatePLUS(TM) product. The Advisory Board will consist of up to eight members (none of which will be employees or directors) selected by the Board of Directors based on each candidate's experience, accomplishments and national recognition in the fields encompassed by our target markets. Compensation for members of our advisory board consists of expense reimbursement and a grant of a fully vested non-qualified stock option or immediately exercisable warrant as set forth below. The Advisory Board meets informally from time to time with management.


     DALE C. JENKINS, JR.

     On December 2, 1999, we appointed Dale C. Jenkins, Jr., as the first member of our Advisory Board. In 1999, Mr. Jenkins was appointed to the position of Special Assistant for Law Enforcement and Public Safety to the Chancellor of Higher Education of the Commonwealth of Massachusetts. Mr. Jenkins was also appointed to the Advisory Board of the U.S. Commission on Civil Rights and the Massachusetts Governor's Crime Watch Committee and was a consultant to the U.S. Department of Justice. In addition, Mr. Jenkins directed the Lead Advanced Security Team for Presidents Ronald Reagan and George H. W. Bush and acted as Deputy Director of Inaugural Security for then President-Elect George H. W. Bush. On November 17, 1999, our Board of Directors granted a ten-year option to Mr. Jenkins to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     JAMES A. CORRY

     On July 20, 2000, our Board of Directors appointed James A. Corry as the second member of our Advisory Board. Since July 2001, Mr. Corry has been the Chief Operating Officer of Abel Telecom, Inc., based in Scottsdale, Arizona. Prior to that, Mr. Corry was a criminal investigation and security expert for the United States Secret Service. During his more than twenty years with that agency, Mr. Corry worked on security issues globally, conducting criminal and fraud investigations and managing the security of political personnel, including President George H. W. Bush. On June 1, 2001, the Board of Directors issued to Mr. Corry a ten-year option to purchase 25,000 shares of our Class A Voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

     WILLIAM H. SHAHEEN

     On October 1, 2001, our Board of Directors appointed William H. Shaheen to our Advisory Board. Mr. Shaheen is currently the Managing Partner of the law firm of Shaheen and Cohen, with offices in Concord and Dover, New Hampshire. Mr. Shaheen served as U.S. Attorney for the District of New Hampshire from 1976 to 1981. In 1981, he was appointed a New Hampshire District Court Judge in Durham, New Hampshire. Mr. Shaheen resigned his judgeship in 1997 upon the election of his wife as Governor of the State of New Hampshire. On October 12, 2001, Mr. Shaheen received a ten-year warrant to purchase 25,000 shares of our Class B Non-voting Common Stock, with an exercise price of $0.20 for his services on the Advisory Board.

     DAVID G. DUCHESNEAU

     On October 1, 2001, our Board of Directors also appointed David G. Duchesneau to our Advisory Board. From 1991 to the present, Mr. Duchesneau has been General Manager of Standa, Inc., a full service private investigative agency and consulting firm. From 1971 to 1991, Mr. Duchesneau was the Commander and Senior Officer of the Organized Crime Unit and Fugitive Apprehensive Unit of the New Hampshire State Police. On October 12, 2001, Mr. Duchesneau was issued a ten-year warrant to purchase 25,000 shares of our Class B Non-voting Common Stock, with an exercise price of $0.20 per share in consideration for his services on the Advisory Board.

     CHARLES LYONS

     On November 20, 2001, our Board of Director appointed Charles Lyons to the Board of Directors. Mr. Lyons is the Superintendent Director of the Shawsheen Valley Technical School District located in Billerica, Massachusetts. He is also the Chairman of the Arlington, Massachusetts Board of Selectmen. On that date, our Board of Directors granted a ten-year warrant to Mr. Lyons to purchase 12,500 shares of our Class B Non-voting Common Stock with an exercise price of $0.20 per share as compensation for his services on the Advisory Board.

                     ORGANIZATION WITHIN THE PAST FIVE YEARS

     We were incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, we reincorporated in Delaware to take advantage of certain favorable corporate excise tax rates relative to Massachusetts and Delaware's well-established corporate law. As part of that re-incorporation, we changed our name to LocatePLUS.com, Inc.

     On August 1, 2001, we changed our name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. In conjunction with that corporate restructuring, we created two wholly-owned subsidiaries, LocatePLUS Corporation, a Delaware corporation, and Worldwide Information, Inc., a Delaware corporation. We capitalized LocatePLUS Corporation with all of our Internet-based LocatePLUS(TM) business, in consideration for all of its equity, 100 shares of common stock, par value $0.01. We capitalized Worldwide Information, Inc. with all of our CD-ROM-based Worldwide Information(TM) business, in consideration for all of its equity, 100 shares of common stock, par value $0.01. We created these subsidiaries for two primary reasons:

     o We wished to isolate any potential liabilities in one of our products (such as claims associated with errors or omissions in our databases, as described in the section above titled "Risk Factors" beginning on page 4) in a manner that would reduce the impact of any such liabilities on our other product line. There are no claims pending relating to errors or omissions in either of our two product lines, nor does management currently anticipate any such claims. However, as disclosed above, claims associated with defects in our databases may arise from time to time.

     o We wished to administratively separate the operations associated with our LocatePLUS(TM) product from our Worldwide Information(TM) product. Operations associated with our Worldwide Information(TM) product have historically been conducted through our Byfield, Massachusetts office. Operations associated with our LocatePLUS(TM) product have been conducted through our Beverly, Massachusetts office. Although each of these products is marketed to similar users, the acquisition and integration of data for and the operation of these two products differs significantly.

     LocatePLUS Holdings Corporation provides certain administrative and executive functions on behalf of each of the two subsidiaries, such as management of payroll and other accounts payable.

     We presently hold all of the equity of each subsidiary, and we account for each subsidiary on a consolidated basis.

     No options, warrants or similar rights to acquire equity in either subsidiary currently exists, nor do we anticipate any such rights being created in the future. We have no present intention of selling or otherwise disposing of either subsidiary.

                              CERTAIN TRANSACTIONS

JON R. LATORELLA

     On January 3, 2000, the Board of Directors approved, and we made, a term loan to Mr. Latorella for $275,000. This loan was intended to provide a bonus to Mr. Latorella for services rendered in conjunction with the development and launch of our LocatePLUS(TM) product. The loan was evidenced by a promissory note, pursuant to which interest on the loan is computed at an annual rate equal to the 90-day Treasury Bill Rate. The principal and accrued interest on this note are due and payable in one lump sum on January 3, 2010, unless we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest will be immediately due and payable. We do not intend to make a call on these notes in the foreseeable future. In the event of a change of control of LocatePLUS Holdings Corporation (E.G., a sale of all or substantially all of our assets or a transaction or series of transactions in which more than 50% of our voting equity is sold or otherwise transferred) or in the event that, as of January 3, 2003, Mr. Latorella is:

     o    still employed by us; or

     o    an independent contractor for us; or

     o    a member of our Board of Directors,

then the obligations and debt evidenced by the notes shall be immediately and without further action by either party canceled. In the event that the note is canceled pursuant to the above clauses, we will make a tax equalization payment to Mr. Latorella. This loan is being accounted for by us as compensation expense over its term. Because Mr. Latorella currently controls a majority of our voting stock, we currently anticipate that this loan will be cancelled in 2003.

     Mr. Latorella elected to reduce his annual salary to $50,000 in January 2001. On February 1, 2002, the Compensation Committee of the Board of Directors voted to increase Mr. Latorella's salary to $250,000 per annum upon the commencement of trading of our securities on the OTC Bulletin Board.

     Mr. Latorella was granted a fully vested incentive stock option to purchase 190,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.22 per share in consideration for his services rendered. This option expires on November 16, 2004.

ROBERT A. GODDARD

     On January 3, 2000, the Board of Directors approved, and we made, a term loan to Mr. Goddard for $125,000. This loan was intended to provide a bonus to Mr. Goddard for services rendered in conjunction with the development and launch of the LocatePLUS(TM) product. The loan was evidenced by a promissory note, pursuant to which interest on the loan is computed at an annual rate equal to the 90-day Treasury Bill Rate. The principal and accrued interest on this note are due and payable in one lump sum on January 3, 2010, unless we have inadequate funds to satisfy our obligations as they generally become due, in which case the principal and accrued interest will be immediately due and payable. We do not intend to make a call on these notes in the foreseeable future. In the event of a change of control of LocatePLUS Holdings Corporation (E.G., a sale of all or substantially all of our assets or a transaction or series of transactions in which more than 50% of our voting equity is sold or otherwise transferred) or in the event that, as of January 3, 2003, Mr. Goddard is:

     o    still employed by us; or

     o    an independent contractor for us; or

     o    a member of our Board of Directors,
then the obligations and debt evidenced by the notes shall be immediately and without further action by either party be canceled. In the event that the note is canceled pursuant to the above clauses, we will make a tax equalization payment to Mr. Goddard.

     Mr. Goddard was issued an option to purchase 1,000,000 shares of Class A Voting Common Stock on November 16, 1999, with an exercise price of $0.20 per share in conjunction with our retention of him. This option is fully vested, and it expires on November 16, 2009.

THOMAS GARLOCK

     We paid Mr. Garlock $228,992 in 2001, $223,795 in 2000 and $178,395 in 1999
for services rendered as a consultant. We have no formal agreement with Mr. Garlock with respect to Mr. Garlock's consulting services.

     Mr. Garlock was also issued options under our equity compensation plan to purchase an aggregate of 874,179 shares of Class A Voting Stock (with an exercise price of $0.20), of which options to purchase 836,112 were granted in November 1999, and options to purchase 38,067 were granted in June 2001, in consideration for his services on our Board of Directors.

     In consideration for consulting services rendered for us, we also issued warrants to purchase 324,581 shares of our Class B Non-voting Common Stock to Mr. Garlock on December 31, 2001. These ten-year warrants have an exercise price of $0.15 per share.

     On February 1, 2002, Mr. Garlock was issued an option to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.15 per share pursuant to our Non-employee Directors Stock Option Policy.

JOHN HOULIHAN

     On March 7, 2001, we borrowed $15,000 from Mr. Houlihan pursuant to a promissory note providing for an interest rate of 12% per annum. The interest on this loan was repaid on April 26, 2001. On that date, the principal on this loan was exchanged for 150,000 shares of Class B Non-voting Common Stock.

     In conjunction with this note, we also issued to Mr. Houlihan a warrant to purchase shares of our capital stock. This warrant currently permits Mr. Houlihan to purchase 75,000 shares of our Class A Voting Common Stock for $0.20 per share.

     On February 1, 2002, Mr. Houlihan was issued an option to purchase 35,000 shares of our Class B Non-voting Common Stock for $0.15 per share pursuant to our Non-employee Directors Stock Option Policy.

GREGORY LINDAE

     Mr. Gregory Lindae, a former member of our Board of Directors who resigned on April 12, 2001, and his wholly-owned corporation, Castlerock Ventures, has provided certain consulting services for us from time to time. We had no formal agreement with respect to the payment of these amounts. In 1999, Mr. Lindae was paid $4,310 and Castlerock Ventures was paid $39,300. In 2000, we employed Mr. Lindae, and he was paid $85,000 for his services. Mr. Lindae ceased his services as an employee in December 2000.

     On November 11, 1999, we issued a non-qualified stock option to purchase 445,736 shares of our Class A Voting Common Stock under our equity compensation plan to Mr. Lindae for services as a member of our Board of Directors. This option had an exercise price of $0.20 per share.

     In January 2001, in exchange for a loan from Mr. Lindae in the amount of $200,000, we issued a convertible secured promissory note to him. The interest rate on this note was 18% per annum for the first thirty days, and changed to 25% per annum, compounded quarterly. On September 10, 2001, this note and its associated accrued interest was exchanged for 2,999,600 shares of Class B Non-voting Common Stock. In connection with this loan, we also issued to Mr. Lindae a ten year warrant, which as modified by our agreement with Mr. Lindae, allows him to purchase 500,000 shares of our Class B Non-voting Common Stock for $0.10 per share.

     In June 2001, we granted options to Mr. Lindae to purchase 119,104 shares of our Class A Voting Common Stock for $0.20 per share for services rendered as a consultant.

     On January 31, 2002, we issued a ten-year warrant to Mr. Lindae to purchase 1,177,680 shares of our Class B Non-voting Common Stock for $0.15 per share for consulting services rendered by him.

                             PRINCIPAL STOCKHOLDERS

     As of December 31, 2001, we had 53,108,580 shares of Class A Voting Common Stock and 48,527,054 shares of Class B Non-voting Common Stock issued and outstanding.

     The table on the following page sets forth certain information known to us with respect to the beneficial ownership of our Class A Voting Common Stock and Class B Non-voting Common Stock on December 31, 2001, and on a PRO FORMA basis, by:

     o    each of our directors;

     o    each of our executive officers;

     o each person known to us to beneficially own more than 5% of either class of our common stock; and

     o    all of our directors and executive officers as a group.

     The PRO FORMA post-offering presentation assumes that:

     o    the maximum number of Units are sold in this offering;

     o all public warrants issued as part of the Units are exercised (resulting in the issuance of 10,000,000 shares of our Class A Voting Common Stock); and

     o the conversion of certain mandatorily convertible debt upon the consummation of this offering into shares of Class A Voting Common Stock.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the effective date of the offering are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person.

     For the purpose of this table, "Class A Stock" refers to our Class A Voting Common Stock and "Class B Stock" refers to our Class B Non-voting Common Stock. To our knowledge, except as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder. In the table, all options are fully vested, and all warrants are immediately exercisable, unless otherwise noted.

     Each of our directors and executive officers can be contacted at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915.

                                    CLASS A VOTING COMMON STOCK                  CLASS B NON-VOTING COMMON STOCK
                            --------------------------------------------- -----------------------------------------------
                                                 PERCENTAGE OF SHARES                            PERCENTAGE OF SHARES
                                                  BENEFICIALLY OWNED                              BENEFICIALLY OWNED
                                                  ------------------                              ------------------
                            NUMBER OF SHARES                   PRO FORMA   NUMBER OF SHARES                 PRO FORMA
                              BENEFICIALLY         BEFORE         POST       BENEFICIALLY        BEFORE        POST
BENEFICIAL OWNER                 OWNED            OFFERING      OFFERING        OWNED           OFFERING     OFFERING
----------------                 -----            --------      --------        -----           --------     --------
DIRECTORS
JON R. LATORELLA              27,690,500(1)       52.0%         42.7%               -                *            *

SONIA P. BEJJANI               2,000,000(2)        3.6%          3.0%               -                *            *

THOMAS GARLOCK                 1,417,024(3)        2.6%          2.2%             324,581(4)         *            *

JOHN P. HOULIHAN                 550,000(5)        1.0%           *             1,625,000(6)       3.4%         2.8%

OFFICERS

ROBERT A. GODDARD              1,000,000(7)        1.9%          1.5%               -                *            *

5% STOCKHOLDERS

GREGORY LINDAE                   700,000(8)        1.3%          1.0%           5,122,320(9)      10.5%         8.7%
P.O. Box 9062
Truckee, CA 96162


All directors and             32,657,524(10)      58.0%         49.2%           1,949,581(11)      4.0%         3.3%
executive officers
as a group (5 persons)

---------------------------

* Less than one percent of outstanding shares.

Less than one percent of outstanding shares.

(1) Includes 190,000 shares issuable upon exercise of a fully vested stock option, with an exercise price of $0.22 per share.

(2) Consists of the vested portion (2,000,000 shares) of an option to purchase 2,500,000 shares with an exercise price of $0.20 per share. The balance of that option will vest on January 3, 2003, assuming Ms. Bejjani is still employed by us on that date.

(3) Includes 433,476 shares held by the Kenai River Trust, over which Mr. Garlock has voting and dispositional authority. Includes 874,179 shares issuable upon exercise of fully vested stock options, with a weighted average exercise price of $0.20 per share.

(4) Consists of 324,581 shares issuable upon exercise of immediately exercisable warrants with an exercise price of $0.15 per share. Does not include options to purchase 35,000 shares with an exercise price of $0.15 per share pursuant to an option granted on under our Non-employee Directors Stock Option Policy on February 1, 2002.

(5) Includes 75,000 shares held by the Houlihan Trust, over which Mr. Houlihan has voting and dispositional authority. Also includes 75,000 shares of issuable upon exercise of certain currently exercisable warrants with an exercise price of $0.20 per share.

(6) Does not include options to purchase 35,000 shares with an exercise price of $0.15 per share granted under our Non-employee Directors Stock Option Policy on February 1, 2002.

(7) Includes 1,000,000 shares issuable upon exercise of a fully vested stock option with an exercise price of $0.20 per share.

(8) Includes shares issuable upon the exercise of fully vested options to purchase 564,840 shares with an exercise price of $0.20 per share. Does not include 531,511 shares pledged to Mr. Lindae by a stockholder of the Company in connection with a loan by Mr. Lindae to that stockholder.

(9) Includes shares issuable upon the exercise of immediately exercisable warrants to purchase 500,000 shares with an exercise price of $0.10 per share. Does not include options to purchase 35,000 shares with an exercise price of $0.15 per share granted under our Non-employee Directors Stock Option Policy on February 1, 2002.

(10) Includes 4,139,179 shares issuable upon the exercise of convertible securities.

(11) Includes 324,581 shares issuable upon the exercise of warrants.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital of LocatePLUS Holdings Corporation consists of:

     o    150,000,000 shares of Class A Voting Common Stock; and

     o    250,000,000 shares of Class B Non-voting Common Stock.

The following description of our capital stock does not purport to be complete and is governed by and qualified by our Second Amended and Restated Certificate of Incorporation (which we refer to as our "Charter") and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

UNITS

     Each Unit consists of one share of Class B Non-voting Common Stock (described below) and one public warrant to purchase a share of our Class A Voting Common Stock (also described below). The Class B Non-voting Common Stock and public warrants will trade only as a Unit for 185 days following this offering (unless the public warrant is exercised, in which case the underlying Class B Non-voting Common Stock and Class A Voting Common Stock so purchased will trade separately upon exercise).

COMMON STOCK

     As of December 31, 2001, there were 53,108,580 shares of Class A Voting Common Stock and 48,527,054 shares of Class B Non-Voting Common Stock, issued and outstanding.

     The holders of both classes of our common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Neither class of our common stock has any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to either class of our common stock.

     CLASS A VOTING COMMON STOCK

     Shares of Class A Voting Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. Holders of Class A Voting Common Stock do not have cumulative voting rights, and, therefore, the holder of a majority of the shares of Class A Voting Common Stock (currently, Mr. Latorella) may elect all of our directors standing for election.

     CLASS B NON-VOTING COMMON STOCK

     Shares of Class B Non-voting Common Stock have no voting rights, but are otherwise identical to the shares of Class A Voting Common Stock.

PUBLIC WARRANTS

     GENERAL

     Each public warrant entitles the holder to purchase one share of our Class A Voting Common Stock for $0.50 per share. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the public warrant certificate and as summarized below. Our public warrants may be exercised at any time after the consummation of this offering and ending on the one year anniversary date of the closing of this offering, which is its expiration date. Those of our public warrants which have not previously been exercised will expire on the expiration date. A public warrant holder will not be deemed to be a holder of the underlying shares of our Class A Voting Common Stock for any purpose until the public warrant has been properly exercised.

     EXERCISE

     A public warrant holder may exercise our public warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of Class A Voting Common Stock underlying our public warrants are qualified for sale under the securities laws of the state in which the holder resides. We will use commercially reasonable efforts to maintain the registration of the Class A Voting Common Stock underlying the warrants until the expiration date of the public warrants and to qualify for sale the shares of Class A Voting Common Stock in each U.S. jurisdiction in which our public warrant holders reside.

     Our public warrants may be exercised by delivering to our Transfer Agent the applicable public warrant certificate on or prior to the expiration date, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of public warrants being exercised plus payment of any taxes required by the holder's jurisdiction. Fractional shares of Class A Voting Common Stock will not be issued upon exercise of our public warrants.

     ADJUSTMENTS OF EXERCISE PRICE

     If we effect any stock split or stock combination with respect to our Class A Voting Common Stock, the exercise price in effect immediately prior to such stock split or combination will be proportionately reduced or increased, as the case may be. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a public warrant.

CONVERTIBLE NOTES WITH DETACHABLE RESTRICTED WARRANTS

     From September 2000 to January 2001, we sold $312,000 in convertible notes and restricted warrants in a private placement. We refer to these securities as our "Bridge Notes and Warrants". These convertible notes Bridge Notes bear interest at 14% per annum and will be due and payable on September 25, 2005, unless converted into shares of our Class A Voting Common Stock prior to that date (as described below). The Bridge Warrants are detachable from the Bridge Notes, and permit the holders to purchase an aggregate of 156,000 shares of our Class A Voting Common Stock under limited conditions (described below).

     Under the terms of these Bridge Notes, the principal and interest of each promissory note will automatically convert into shares of our Class A Voting Common Stock at the rate of $0.24 per share upon the consummation of this offering (which is 80% of the fair market value of our Class A Voting Common Stock as of the date of conversion of the Bridge Notes, as determined by our Board of Directors with reference to this offering). Each Bridge Warrant will become exercisable for a 20-day period beginning on the effective date of conversion of the Bridge Notes (i.e., the consummation of this offering); thereafter, the Bridge Warrants will expire by their terms. The exercise price of the Bridge Warrants will be $0.24 per share, although the Bridge Warrants include "net issuance" provisions permitting a holder to exchange a portion of the warrant for shares of Class A Voting Common Stock in lieu of payment of the warrant's cash exercise price.

RESTRICTED WARRANTS

     We have issued restricted warrants to purchase an aggregate of 642,633 shares of our Class A Voting Common Stock, for which the weighted average exercise price of these warrants is $0.20 per share. We have also issued restricted warrants to purchase an aggregate of 3,728,477 shares of our Class B Non-voting Common Stock, for which the weighted average exercise price of these warrants is $0.14 per share. These restricted warrants include "net issuance" provisions, permitting a holder to exchange a portion of the warrants for shares of the underlying security in lieu of payment of a cash exercise price.

CONVERTIBLE NOTE

     In consideration for a $10,000 loan made to us on March 9, 2001, we issued a convertible promissory note. This convertible promissory note bears interest at the rate of 12% per annum. This note matured on September 9, 2001. We have continued to make interest payments under this note. We are currently in default with respect to the payment of this loan. This note is convertible into 44,444 shares of our Class A Voting Common Stock at the election of the holder.

LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

     Our Charter provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     o for any breach of the director's duty of loyalty to the corporation or its stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or

     o for any transaction from which the director derived an improper personal benefit.

     Our Charter also provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of members of our Board of Directors will be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Our Charter and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Charter and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Charter, By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

     We have also secured directors' and officers' liability insurance on behalf of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Charter and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

                              PLAN OF DISTRIBUTION

     We are registering 10,000,000 Units for sale through our underwriter on a minimum/maximum "best efforts" basis at an offering price of $0.30 per Unit.

     Subscriptions for our Class A Voting Common Stock will be deposited into escrow with our transfer agent, Transfer Online, Inc., until a minimum of $500,000 (1,666,667 Units) of subscriptions have been received. In the event that we do not receive a minimum of $500,000 in subscriptions by [ten days after the effective date of this registration statement], subscribed funds will be released to subscribers without interest or deduction.

     In the event that a minimum of $500,000 in acceptable subscriptions is received by Transfer Online by [ten days after the effective date of this registration statement], then, no later than [thirteen days after the effective date of this registration statement], we will close on those funds in a single closing, and issue the Units purchased.

     Our underwriter reserves the right to reject any subscription, in whole or in part. In the event that our offering is oversubscribed, we anticipate that our underwriter will accept subscriptions based upon the date in which funds are received by our transfer agent.

     In consideration for our underwriters' services, our underwriter will receive an underwriting commission of 7%, or $0.021 per share of Class A Voting Common Stock sold by them. In the event that our underwriter does not sell the minimum number of Units required by this offering, our underwriter will receive no commission or remuneration from us, other than certain allocated expenses, totaling less than $3,000 which we have advanced to them. Our underwriter will receive no commission for purchases by any of our employees.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of this offering and assuming the full subscription of this offering, we will have Units consisting of 10,000,000 shares of Class B Non-voting Common Stock and warrants to purchase 10,000,000 shares of our Class A Voting Common Stock registered under the Securities Act of 1933. Promptly after the completion of this offering, we intend to register 56,640,726 shares of Class B Non-voting Common Stock and up to 28,218,130 shares of Class A Voting Common Stock, all of which are currently issued and outstanding shares owned by our stockholders.

     We also anticipate that we will file a registration statement with respect to 2,410,290 shares of Class A Voting Common Stock underlying issued convertible securities (including shares issuable upon the conversion of certain mandatorily convertible debt and accrued interest which will convert into shares of Class A Voting Common Stock upon the consummation of this offering, shares underlying a certain convertible promissory note and shares underlying certain issued warrants) and 3,728,477 shares of Class B Non-voting Common Stock underlying certain issued warrants. We also anticipate that we will register 15,000,000 shares of Class A Voting Common Stock issued or issuable under our equity compensation plan through a registration on Form S-8.

     Upon the conclusion of the public offering and assuming that the maximum number of Units are sold in the offering, we will have 54,666,793 shares of Class A Voting Common Stock issued and outstanding (including shares issued in connection with the mandatory conversion of certain convertible promissory notes (and accrued interest) into 1,558,213 shares of Class A Voting Common Stock upon the consummation of this offering, but assuming no exercise or conversion of warrants to purchase up to 10,798,633 shares, up to 14,995,000 shares subject to purchase pursuant our equity compensation plan or a convertible promissory note to purchase 44,444 shares) and 66,640,726 shares of Class B Non-voting Common Stock (assuming no exercise or conversion of warrants and options to purchase 3,728,477 shares of Class B Non-voting Common Stock).

     Of the Class A Voting Common Stock and Class B Non-voting Common Stock, all of the issued and outstanding shares will be freely tradable (either as a result of the Securities Exchange Commission's Rule 144(k) or due to our registration of such securities), except to the extent that such securities are held by "affiliates," as defined by the SEC. As of the date of this prospectus, our affiliates hold 28,518,618 shares of Class A Voting Common Stock and 2,325,000 shares of our Class B Non-voting Common Stock.

     In general, under Rule 144, as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who is deemed to be our affiliate, will be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

     o 1% of the number of shares of such class of common stock then outstanding, which will equal approximately 546,668 shares (in the case of Class A Voting Common Stock) and 583,073 shares (in the case of Class B Non-voting Common Stock, assuming the minimum number of Units are sold in this offering) immediately after the offering; or

     o the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144(k), however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the company will be free to sell "restricted securities" (E.G., shares issued in a private placement) which have been held for at least two years without regard to the limitations described above.

                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our securities is Transfer Online, Inc. Transfer Online's address is 227 SW Pine Street, Suite 300, Portland, Oregon 97204.

                                  LEGAL MATTERS

     The validity of the Units offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart LLP.

                                    EXPERTS

     The financial statements as of December 31, 2000 and 2001 and for each of the years in the period ended December 31, 2001 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of Common Stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the Units, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

     Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is WWW.SEC.GOV.

                         LOCATEPLUS HOLDINGS CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----

Report of Independent Accountants                                          F-2
Consolidated Balance Sheets as of December 31, 2000 and 2001               F-3
Consolidated Statements of Operations for the years ended                  F-4
December 31, 2000 and 2001
Consolidated Statements of Stockholders' Equity (Deficit) for the          F-5
years ended December 31, 2000 and 2001

Consolidated Statements of Cash Flows for the years ended                  F-6
December 31, 2000 and 2001
Notes to Consolidated Financial Statements                                 F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of LocatePLUS Holdings Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of LocatePLUS Holdings Corporation and its subsidiaries at December 31, 2000 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company's losses from operations and limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Boston, Massachusetts
February 13, 2002

                         LOCATEPLUS HOLDINGS CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                                                                         PRO FORMA
                                                                                                        DECEMBER 31,
                                                                                                           2001
                                                                            DECEMBER 31,                (UNAUDITED)
                                                                       2000              2001            (NOTE 2)
                                                                   ------------      ------------      ------------
ASSETS
Current assets:
  Cash and cash equivalents                                        $       --        $    915,864      $    915,864
  Accounts receivable, less allowance for doubtful accounts of
    $34,740 and $8,900 in 2000 and 2001, respectively                    91,159           153,590           153,590
  Prepaid expenses and other current assets                              82,923           194,847           194,847
  Note receivable                                                          --           1,000,000         1,000,000
                                                                   ------------      ------------      ------------

      Total current assets                                              174,082         2,264,301         2,264,301

Property and equipment, net                                           1,543,253         1,414,938         1,414,938
Security deposits                                                       132,389           148,236           148,236
Notes receivable - related parties, net                                 276,389           143,056           143,056
                                                                   ------------      ------------      ------------
      Total assets                                                 $  2,126,113      $  3,970,531      $  3,970,531
                                                                   ============      ============      ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Cash overdraft                                                   $     16,395      $       --        $       --
  Accounts payable                                                    1,226,582         1,061,336         1,061,336
  Accrued expenses                                                      326,075           467,392           467,392
  Deferred revenue                                                      319,193           270,004           270,004
  Current portion of capital lease obligation                           169,826           139,250           139,250
  Convertible debt                                                         --              10,000            10,000
                                                                   ------------      ------------      ------------

      Total current liabilities                                       2,058,071         1,947,982         1,947,982

Capital lease obligations, net of current portion                       182,937           172,619           172,619
Mandatorily convertible debt                                            310,975           362,838              --
                                                                   ------------      ------------      ------------

      Total liabilities                                               2,551,983         2,483,434         2,120,601
                                                                   ------------      ------------      ------------

Commitments and contingencies

Stockholders' equity (deficit):
  Class A common stock, $0.01 par value; 150,000,000 shares
    authorized; 53,108,580 shares issued and outstanding at
    December 31, 2000 and 2001, and 54,620,405 issued and
    outstanding pro forma                                               531,086           531,086           546,204
  Class B common stock, $0.01 par value, 250,000,000 shares
     authorized; 48,527,054 shares issued and outstanding at
     December 31, 2001                                                     --             485,270           485,270
  Additional paid-in capital                                          8,846,452        14,213,637        14,652,066
  Warrants                                                              126,732           547,994           547,994
  Common stock subscriptions receivable                                    --              (4,500)           (4,500)
  Accumulated deficit                                                (9,930,140)      (14,286,395)      (14,377,105)
                                                                   ------------      ------------      ------------

      Total stockholders' equity (deficit)                             (425,870)        1,487,092         1,849,930
                                                                   ------------      ------------      ------------

      Total liabilities and stockholders' equity (deficit)         $  2,126,113      $  3,970,531      $  3,970,531
                                                                   ============      ============      ============

            The accompanying notes are an integral part of these consolidated financial statements

                           LOCATEPLUS HOLDINGS COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                                                      2000              2001
                                                                  ------------      ------------
Revenues:
   Licenses                                                       $    490,480      $    268,701
   Services                                                             98,632           752,109
   Engineering services                                                   --             388,187
                                                                  ------------      ------------

   Total revenues                                                      589,112         1,408,997

Costs and expenses:
   Costs of revenues:
       Licenses                                                        169,782            96,561
       Services                                                      1,293,297           986,240
       Engineering services                                               --              49,347
   Selling and marketing                                             1,010,621           799,486
   General and administrative                                        3,439,251         3,317,128
                                                                  ------------      ------------

       Total operating expenses                                      5,912,951         5,248,762
                                                                  ------------      ------------

Operating loss                                                      (5,323,839)       (3,839,765)

Other income (expense):
    Interest income                                                     19,605            67,768
    Interest expense                                                   (43,110)         (590,970)
    Loss on investment                                                (500,000)             --
    Other income, net                                                   13,902             6,712
                                                                  ------------      ------------

       Net loss                                                   $ (5,833,442)     $ (4,356,255)
                                                                  ============      ============

Basic and diluted net loss per share                              $      (0.11)     $      (0.04)

Shares used in computing basic and diluted net loss per share       51,916,934        99,613,673

    The accompanying notes are an integral part of these consolidated financial statements.

                           LOCATEPLUS HOLDINGS COMPANY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 2001

                                                   CLASS A              CLASS B          ADDITIONAL
                                                COMMON STOCK          COMMON STOCK        PAID-IN
                                             SHARES      AMOUNT    SHARES     AMOUNT      CAPITAL     WARRANTS
                                             ------      ------    ------     ------      -------     --------

Balance at December 31, 1999               49,681,080   $496,811                         $5,669,855

Payment of stock subscription receivable

Issuance of common stock at $1.00 per share,
  net of issuance costs of $212,628         3,422,500     34,225                          3,175,647

Issuance of common stock upon exercise of
stock options at $0.20 per share                5,000         50                                950

Issuance of warrants to purchase common
stock in exchange for services                                                                        $126,732

Net loss
                                           ----------   --------  ----------  --------  -----------    -------
Balance at December 31, 2000               53,108,580    531,086                          8,846,452    126,732

Issuance of common stock at $0.10 per                             30,209,121  $302,091    2,717,071
share, net of issuance costs of $1,750

Issuance of common stock in exchange for
services                                                              75,000       750        6,750

Issuance of common stock at $0.15 per                             12,307,836   123,078    1,700,472
share, net  of issuance costs of $22,558

Issuance of detachable warrants to
purchase common stock in conjunction
with convertible debt                                                                                  126,541

Beneficial conversion feature on
convertible debt                                                                            293,912

Issuance of options to purchase common
stock in exchange for services                                                              101,488

Issuance of warrants to purchase common
stock in exchange for services                                                                         294,721

Exchange of convertible notes payable to related                   2,996,000    29,960      269,640
party plus accrued interest at $0.075 per share

Exchange of convertible notes payable plus accrued
interest at $0.10 per share                                        2,672,430    26,724      240,519

Exchange of convertible notes payable at
$0.15 per share                                                      266,667     2,667       37,333

Net loss
                                           ----------   --------  ----------  --------  -----------   --------
Balance at December 31, 2001               53,108,580   $531,086  48,527,054  $485,270  $14,213,637   $547,994
                                           ==========   ========  ==========  ========  ===========   ========

                                             COMMON STOCK                      TOTAL
                                             SUBSCRIPTIONS   ACCUMULATED   STOCKHOLDERS'
                                               RECEIVABLE      DEFICIT    EQUITY (DEFICIT)
                                               ----------      -------    ----------------
Balance at December 31, 1999                    $(679,001)   $(4,096,698)   $1,390,967

Payment of stock subscription receivable          679,001                      679,001

Issuance of common stock at $1.00 per share,
  net of issuance costs of $212,628                                          3,209,872

Issuance of common stock upon exercise of
stock options at $0.20 per share                                                 1,000

Issuance of warrants to purchase common
stock in exchange for services                                                 126,732

Net loss                                                      (5,833,442)   (5,833,442)
                                                   ------   ------------    ----------
Balance at December 31, 2000                           --     (9,930,140)     (425,870)

Issuance of common stock at $0.10 per
share, net of issuance costs of $1,750            (4,500)                    3,014,662

Issuance of common stock in exchange for
services                                                                         7,500

Issuance of common stock at $0.15 per                                        1,823,550
share, net  of issuance costs of $22,558

Issuance of detachable warrants to
purchase common stock in conjunction
with convertible debt                                                          126,541

Beneficial conversion feature on
convertible debt                                                               293,912

Issuance of options to purchase common
stock in exchange for services                                                 101,488

Issuance of warrants to purchase common
stock in exchange for services                                                 294,721

Exchange of convertible notes payable
plus accrued interest to related party
at $0.075 per share                                                            299,600

Exchange of convertible notes payable
plus accrued interst at $0.10 per share                                        267,243


Exchange of convertible notes payable
at $0.15 per share                                                              40,000

Net loss                                                      (4,356,255)   (4,356,255)
                                                  -------   ------------    ----------
Balance at December 31, 2001                      $(4,500)  $(14,286,395)   $1,487,092
                                                  =======   ============    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                           LOCATEPLUS HOLDINGS COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        FOR THE YEARS ENDED
                                                                                             DECEMBER 31,
                                                                                     2000                  2001
                                                                                  -----------           -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                       $(5,833,442)          $(4,356,255)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
     Depreciation and amortization of property and equipment                          318,797               421,542
     Provision for doubtful accounts                                                   41,587                  --
     Interest on convertible debt converted into common stock                            --                  26,943
     Interest expense related to warrants issued with convertible debt                   --                 126,541
     Interest expense related to beneficial conversion features                          --                 293,912
     Interest expense recorded on mandatorily convertible debt                          4,975                45,863
     Loss on disposal of property and equipment                                         6,610                 4,940
     Amortization of notes receivable from related parties                            123,611               133,333
     Expense recorded upon exchange of convertible notes payable to a related party      --                  74,900
     Expense recorded for fair value of common stock issued for services                 --                   7,500
     Expense recorded for fair value of options and warrants issued for
     services                                                                         126,732               396,209
     Loss on investment                                                               500,000                  --
     Changes in assets and liabilities:
       Accounts receivable                                                            (34,052)              (62,431)
       Prepaid expenses and other assets                                              (82,923)             (111,924)
       Accounts payable                                                               633,148              (165,246)
       Accrued expenses                                                               256,236               141,317
       Notes receivable - related parties                                            (400,000)                 --
       Deferred revenue                                                                46,396               (49,189)
       Security deposits                                                              (57,887)              (15,847)
                                                                                  -----------           -----------
       Net cash used in operating activities                                       (4,350,212)           (3,087,892)
                                                                                  -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of note receivable                                                           --              (1,000,000)
   Purchases of property and equipment                                               (986,987)             (310,167)
   Proceeds from sale of property and equipment                                         3,900                12,000
   Investment in notes receivable                                                    (500,000)                 --
                                                                                  -----------           -----------
       Net cash used in investing activities                                       (1,483,087)           (1,298,167)
                                                                                  -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of cash overdraft                                                             --                 (16,395)
   Cash overdraft                                                                      16,395                  --
   Repayment of convertible debt                                                         --                 (30,000)
   Proceeds from issuance of convertible debt                                         306,000               551,000
   Payments of obligations under capital lease                                       (170,547)              (40,894)
   Proceeds from issuance of common stock and collection of stock
      subscriptions receivable, net of issuance costs                               3,889,873             4,838,212
                                                                                  -----------           -----------
       Net cash provided by financing activities                                    4,041,721             5,301,923
                                                                                  -----------           -----------

Net (decrease) increase in cash and cash equivalents                               (1,791,578)              915,864

Cash and cash equivalents, beginning of year                                        1,791,578                  --
                                                                                  -----------           -----------
Cash and cash equivalents, end of year                                            $      --             $   915,864
                                                                                  ===========           ===========

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                         $    38,135           $    97,711

Supplemental disclosure of non-cash investing and financing activities:

   Acquisition of property and equipment under capital leases                     $   496,249
   Exchange of convertible debt into common stock                                                       $   505,000
   Relative fair value of detachable warrants issued in conjunction with
   convertible debt                                                                                         126,541
   Value ascribed to beneficial conversion features on convertible debt                                     293,912
   Issuance of common stock for subscription receiveable                                                      4,500

The accompanying notes are an integral part of these consolidated financial statements.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

1.       NATURE OF BUSINESS AND BASIS OF PRESENTATION

         LocatePLUS Holdings Corporation (the "Company") was initially incorporated in Massachusetts in 1996 as Worldwide Information, Inc. In July 1999, the Company reincorporated in Delaware and changed its name to LocatePLUS.com, Inc. On August 1, 2001, the Company changed its name from LocatePLUS.com, Inc. to LocatePLUS Holdings Corporation as part of a corporate restructuring. As part of the restructuring, the Company created two wholly-owned subsidiaries, LocatePLUS Corporation and Worldwide Information, Inc. The restructuring was completed by commonly-controlled entities and, accordingly, was accounted for based on historical cost. All intercompany accounts are eliminated in consolidation.

         The Company provides access to public information such as bankruptcies, real estate transactions and motor vehicles and drivers' licenses to commercial, private sector and law enforcement entities in the United States. In 1999 and prior periods, this information was delivered to customers on compact disks. In March 2000, the Company began providing information through the Internet.

         LIQUIDITY AND OPERATIONS
         The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred an accumulated deficit of approximately $14.3 million through December 31, 2001 and used approximately $3.1 million of cash in operations during fiscal 2001. The Company raised approximately $1,200,000 of equity (see Note 17) from January 1, 2002 through February 13, 2002; however, management believes that additional financing will be required during 2002 to fund the Company's planned operations. Management's plans include raising additional funds in 2002. There is no assurance that the Company will obtain the financing to provide the resources necessary for the Company to continue its planned operations through fiscal 2002. In the event the Company's operations are not profitable or do not generate sufficient cash to fund the business, or if the Company fails to obtain additional financing, management will have to substantially reduce its level of operations. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH EQUIVALENTS
         The Company considers all highly liquid investments with maturities of three months or less at date of purchase to be cash equivalents. At December 31, 2001, total cash equivalents consisting of money market funds at a major financial institution, were approximately $890,000.

         NOTE RECEIVABLE
         At December 31, 2001, note receivable consisted solely of a promissory note due on May 31, 2002 (see Note 17).

         CONCENTRATION OF RISK
         Financial instruments that subject the Company to credit risk consist of cash equivalents, accounts receivable, note receivable, and the note receivable-related parties. The risk with respect to cash equivalents is minimized by the Company's policies in which such investments are only placed with highly rated counterparties with relatively short maturities. The note receivable is placed with an unrated counterparty with a twelve-month maturity (see Note 17). Consequently, the carrying

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         value of cash equivalents and note receivable approximates their fair value based on the short-term maturities of these instruments. The risk with respect to accounts receivable is minimized by the large number of customers comprising the Company's customer base, none of which are individually significant, and by their dispersion across many geographical regions. The Company generally does not require collateral, but evaluations of customers' credit and financial condition are performed periodically. The notes receivable-related parties are being amortized to expense assuming they will be forgiven in 2003 (see Note 3).

         PROPERTY AND EQUIPMENT
         Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When assets are retired or disposed, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. Repairs and maintenance are expensed as incurred.

         INCOME TAXES
         The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A deferred tax asset is established for the expected future benefit of net operating loss and credit carryforwards. A valuation reserve against net deferred tax assets is required if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

         REVENUE RECOGNITION
         The Company currently licenses information contained on compact disks or provides information online through its website. The information contained on compact disks is updated and released either quarterly or biannually. Revenue is recognized upon delivery to the customer of a compact disk, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectability is reasonably assured. Upon purchase of multiple compact disks, revenue is deferred until shipment of the compact disks. The revenue related to these multiple disks is recognized upon shipment of a disk and is allocated based on the number of compact disks to which the customer is entitled.

         Online subscription enables customers to obtain information through Internet access. The fee charged to customers varies based on the type of information requested. Revenue is recognized when the information requested is downloaded, there is evidence of an arrangement, the fee is fixed or determinable, and collectibility is reasonably assured.

         Engineering services relates to software development and integration services provided to a third party database provider with whom the Company was to have an arrangement whereby the Company provided to the third party access to the Company's database. This arrangement was not consummated and the third party paid the Company for software development services through the date of termination.

         COSTS OF REVENUES AND SOFTWARE DEVELOPMENT COSTS
         Costs of license revenues consist primarily of payments relating to data acquisition, materials and costs associated with compilation of compact disks, such as labor. Costs of services revenues consist primarily of payments under license agreements related to data acquisition, software development and maintenance costs and costs associated with delivery of such service that include labor and depreciation.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         Software development costs are generally charged to operations as incurred, as they relate to ongoing maintenance of data and the Company's website. The Company evaluates for capitalization certain software development costs in accordance with the American Institute of Certified Public Accountants Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred for the Company's own personnel and outside consultants who are directly associated with software developed for internal use may be capitalized. Costs eligible for capitalization under SOP 98-1 have been immaterial to date.

         ACCOUNTING FOR STOCK-BASED COMPENSATION
         The Company accounts for its stock-based compensation to employees and directors under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Accordingly, compensation expense is recorded for stock-based compensation issued to employees and directors in fixed amounts, to the extent the fixed exercise prices are less than the fair market value of the Company's common stock at the date of grant. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Stock-based compensation to non-employees is accounted for under the provisions of SFAS 123.

         EARNINGS PER SHARE
         Basic earnings per share is based upon the weighted average number of common shares outstanding during each period (see Note 14). Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume the issuance of potential common shares that have an anti-dilutive effect.

         PRO FORMA NET LOSS PER COMMON SHARE (UNAUDITED)
         The pro forma net loss per share gives effect to the mandatory conversion of all outstanding mandatorily convertible debt into shares of Class A Voting Common Stock as if the conversion had occurred upon issuance of the debt. Pro forma net loss per common share is computed based upon the weighted average number of common shares and common equivalent shares (using the treasury stock method) outstanding (see
         Note 14). Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be anti-dilutive. In the computation of pro forma net loss per share, interest related to the mandatorily convertible debt is not included in determining net loss.

         PRO FORMA BALANCE SHEET (UNAUDITED)
         Upon the closing of the Company's initial public offering and pursuant to the contractual agreements with the mandatorily convertible debt holders, all the outstanding mandatorily convertible debt plus accrued interest will be converted into Class A Voting Common Stock. The unaudited pro forma presentation of the balance sheet has been prepared assuming the conversion of the outstanding mandatorily convertible debt into common stock as of December 31, 2001 pursuant to the initial public offering of the Company's common stock contemplated in this prospectus.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to amounts and timing of revenue recognition and provisions for doubtful accounts. Actual results could differ from those estimates.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         COMPREHENSIVE LOSS
         Comprehensive loss is the change in equity of a company during a period from transactions and other events and circumstances, excluding transactions resulting from investments by owners and distribution to owners. Comprehensive loss does not differ from net loss for the years ended December 31, 2000 and 2001.

         RECENT PRONOUNCEMENTS
         In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 141, "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method.

         In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets," which is effective for the Company on January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization and includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill. SFAS 142 also requires a company to complete a transitional goodwill impairment test within six months from the date of adoption.

         In October 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses significant issues relating to the implementation of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and develops a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, its provisions are to be applied prospectively.

         Had the Company implemented the above accounting pronouncements in the current period, the financial position and results of operations would not have been affected.

3.       NOTES RECEIVABLE - RELATED PARTIES

         During 2000, the Company issued cash loans of $400,000 and received in exchange, promissory notes from certain officers. The notes bear interest at an annual rate equal to the 90-day Treasury Bill Rate (1.7% at December 31, 2001). The principal and accrued interest are due and payable in one lump sum on January 3, 2010, unless the Company has inadequate funds to satisfy its obligations as they generally become due, in which case the principal and accrued interest would be immediately due and payable. The Company, however, does not intend to make a call on these notes in the foreseeable future and, therefore, the notes are classified as long-term assets. In the event of a change of control, as defined in the agreements to the notes, or in the event that, as of January 3, 2003, the officers are (i) still employed by the Company; (ii) an independent contractor of the Company; or (iii) a member of the Company's Board of Directors, then the obligations and debt evidenced by the notes shall be canceled without further action by any party. In the event that the note is canceled pursuant to the conditions noted above, the Company agrees to pay to the officers, no later than two months after the end of the officer's applicable tax year in which such cancellation occurs, an amount in cash, sufficient to fulfill the officer's tax liability attributable to the cancellation of the notes. The principal is being expensed by the Company on a monthly basis through January 3, 2003. Through December 31, 2001, the Company recorded $256,944 of such compensation expense; the Company has not recorded any interest income relating to these notes. Additionally, the Company has accrued approximately $138,000 through

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         December 31, 2001 relating to an estimate of the officers' tax liability expected to be reimbursed by the Company.

4.       INVESTMENT

         During 2000, the Company entered into certain agreements, as amended, with a third party ("IntelliCorp") under which the Company invested a total of $500,000 in cash in exchange for contingently convertible promissory notes. As of December 31, 2000, the Company reserved all amounts owed to it by IntelliCorp.

         On January 22, 2002 both parties agreed to the repayment of the $500,000 through an addendum to the Channel Partner Agreement signed in August 2001 between the parties. The addendum provides for a 75:25 sharing of revenues received by the third party resulting from this Channel Partner Agreement in favor of the Company. One third of proceeds remitted to the Company under this arrangement will be treated as repayment of the $500,000 plus accrued interest and the balance will be recorded as revenue. On full repayment of the $500,000 plus accrued interest, the revenue sharing arrangement will change to a 50:50 basis. Interest on the note ceased to accrue on January 21, 2002 in accordance with the arrangement. As of that date, interest receivable of $76,280 was due but not recorded as income.

5.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at December 31:

                                                ESTIMATED
                                               USEFUL LIFE
                                                (IN YEARS)          2000              2001
                                                ----------       -----------       -----------
         Equipment                                 3-5           $   868,238       $ 1,091,353
         Vehicles                                   5                 82,526           115,278
         Software                                   3                127,990           152,990
         Furniture and fixtures                     7                382,978           388,493
         Leasehold improvements                     5                516,207           516,892
                                                                 -----------       -----------
                                                                   1,977,939         2,265,006
         Less accumulated depreciation and
           amortization                                             (434,686)         (850,068)
                                                                 -----------       -----------
         Property and equipment, net                             $ 1,543,253       $ 1,414,938
                                                                 ===========       ===========

         The carrying value of assets under capital leases was $479,145, net of amortization of $72,745 and $482,173, net of amortization of $203,953 as of December 31, 2000 and 2001, respectively.

         Depreciation and amortization expense was $318,797 and $421,542 for the years ended December 31, 2000 and 2001, respectively. Amortization expense on the equipment under capital lease was $72,745 and $131,208 for the years ended December 31, 2000 and 2001, respectively.

6.       ACCRUED EXPENSES

         Accrued expenses consist of the following at December 31:

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

                                                                     2000             2001
                                                                 -----------       -----------
         Payroll and related taxes                               $   154,418           216,454
         Sales tax                                                    40,893            44,974
         Accounting, legal and professional fees                      35,000           117,625
         Other                                                        95,764            88,339
                                                                 -----------       -----------
         Total                                                   $   326,075           467,392
                                                                 ===========       ===========

7.       LICENSE AGREEMENTS

         The Company sources its data from three primary sources and has entered into various license agreements with the related data providers. In March 1999 the Company entered into a data acquisition agreement to acquire information related to real property. The agreement is for three years. In July 1999, the Company entered into a data acquisition agreement to acquire credit file header information. The term of the agreement is five years, after which time either party may terminate the agreement upon 90 days' prior written notice. During the initial five-year term the data provider may terminate the agreement for any reason. In August 1999 the Company entered into a data acquisition agreement to acquire bankruptcy liens and judgments information. The initial term of the agreement was for one year and was automatically renewable for subsequent periods of one year thereafter unless terminated upon 90 days' prior written notice. This agreement was amended on November 27, 2001, resulting in a one year term with automatic one year renewals unless terminated by either party prior to renewal. Payments under these agreements are based on minimum monthly payments and monthly usage (see Note 10).

         In 2000 and 2001 the Company recorded $640,000 and $648,500, respectively, in costs related to these agreements.


8.       CONVERTIBLE DEBT AND NOTE PAYABLE

         MANDATORILY CONVERTIBLE DEBT
         During October, November and December 2000 and January 2001, the Company issued convertible subordinated notes with detachable warrants to purchase 156,000 shares of the Company's Class A Voting Common Stock for proceeds of $312,000 in cash. The notes pay interest at a rate of 14% per year, compounded semiannually on the unpaid balance of the principal amount until paid in full or converted. All outstanding principal and accrued unpaid interest shall be due and payable on the first to occur of: the fifth-year anniversary on various dates during 2005 and 2006, or the occurrence of an event of default as defined in the agreements to the notes.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         The notes are not convertible at the discretion of the holder. The entire outstanding principal amount of the notes and any accrued unpaid interest shall automatically convert into shares of the Class A Voting Common Stock of the Company, upon the first to occur of: (i) the Company's initial public offering; (ii) the closing of at least a $5 million equity investment in the Company in an offering subsequent to the issuance of the convertible debt; or (iii) a transaction involving a change of control of the Company. The conversion price shall be equal to: (i) 80% of the per share value of the common stock as determined by the Board of Directors of the Company, in good faith; or (ii) 80% of the value of the consideration offered to each shareholder for each share of the Company's common stock in the event of a change of control transaction, in which all or substantially all of the common stock of the Company is acquired or transferred.

         The warrants will remain outstanding indefinitely until 20 days after the occurrence of any of the above conversion events which triggers exercisability; the warrants are then exercisable for a period of 20 days after the occurrence of one of the events that cause the conversion of the notes. The exercise price of the warrant will equal the conversion price described above.

         The Company allocated the investment proceeds among the note and warrants based on their relative fair values. The relative fair value of the warrants was deemed to be immaterial at the date of issuance based on the contingent right to exercise the warrants and the low probability of exercise, and the pricing of the subordinated notes relative to a stand-alone debt instrument.

         Additionally, should the debt be settled in stock as a result of the occurrence of one of the specified events, the value of the common shares issued at the settlement date in excess of the carrying value of the debt will be recorded as interest expense upon settlement.

         CONVERTIBLE NOTE PAYABLE TO RELATED PARTIES
         In January 2001, the Company issued a convertible note with a detachable warrant to a member of the Company's Board of Directors in exchange for $200,000 in cash. The interest rate was 18% per annum for the first thirty days, and increased thereafter to 25% per annum compounded quarterly. The Company was obligated to pay the balance in full a maximum of six months from the January 2001 execution date or, earlier, in the event of a $1 million private placement, sale or change in control . The principal and interest were convertible at the option of the holder into shares of Class A Voting Common Stock at the lower of 75% of the per share value as determined in the above-mentioned private placement, sale of substantially all of the assets of the Company, or change in control of the Company, or $0.15 per share.

         The detachable warrant was for the purchase of 500,000 shares of Class A Voting Common Stock at a price per share to be determined upon the above-mentioned private placement. The warrant had a term of ten years and became exercisable upon the above-mentioned private placement.

         The Company allocated the investment proceeds to the debt and warrant based on their relative fair values. The relative fair value of the warrant was determined to be $62,608 which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount was amortized to interest expense over the term of the debt. The fair value of the warrant was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

         Additionally, based upon the accounting conversion price, the notes contained an embedded beneficial conversion feature to which the Company ascribed a value of $129,274 and recorded the amount as a reduction of the carrying amount of the debt and a corresponding increase to additional paid-in capital. This amount was amortized to interest expense over the term of the debt.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         On August 1, 2001, the note, having a carrying value of $200,000, plus accrued interest of $24,700 was exchanged for 2,996,000 shares of Class B Non-voting Common Stock. Upon exchange, the difference between the fair value of the Class B Non-voting Common Stock issued and the carrying value of the debt including accrued interest was $74,900 which has been recorded as general and administrative expense (see Note 9).

         Additionally, on August 1, 2001, the detachable warrant was modified to allow the holder to purchase 500,000 shares of Class B Non-voting Common Stock at $0.10 per share.

         In March 2001, the Company issued a convertible note with a detachable warrant to a member of the Company's Board of Directors in exchange for $15,000 in cash. The interest rate was 12% per annum with interest payments due and payable on March 31, June 30 and September 30. The Company was obligated to pay the balance in full a maximum of six months from the March 2001 execution date or, earlier, in the event of a $1 million private placement, sale or change in control . The principal and interest were convertible at the option of the holder into shares of Class A Voting Common Stock at the lower of 75% of the per share value as determined in the above-mentioned private placement, sale or change in control, or $0.20 per share.

         The detachable warrant was for the purchase of 75,000 shares of Class A Voting Common Stock at $0.20 per share. The warrant has a term of ten years and became exercisable upon the above-mentioned private placement, sale, or change in control.

         The Company allocated the investment proceeds to the debt and warrant based on their relative fair values. The relative fair value of the warrant was determined to be $7,148 which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount was amortized to interest expense over the term of the debt. The fair value of the warrant was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

         Additionally, based upon the accounting conversion price, the notes contained an embedded beneficial conversion feature to which the Company ascribed a value of $7,852 and recorded the amount as a reduction of the carrying amount of the debt and a corresponding increase to additional paid-in capital. This amount was amortized to interest expense over the term of the debt.

         In April 2001, the note, having a carrying value of $15,000, was exchanged for 150,000 shares of Class B Non-voting Common Stock.

         CONVERTIBLE NOTES PAYABLE
         In February 2001, the Company issued convertible notes with detachable warrants in exchange for $100,000 in cash. The notes had six-month terms and bore interest at a rate of 18% per year with interest payments due and payable on March 31, June 30 and September 30. The notes were convertible at the option of the holder into shares of Class A Voting Common Stock of the Company. The principal and interest were convertible at the lower of 75% of the per share value based on financing of at least $1 million, a sale of substantially all of the assets of the Company, or a change in control of the Company, or $0.15 per share. The detachable warrants were for the purchase of 200,000 shares of the Company's Class A Voting Common Stock at $0.20 per share. The warrants had a term of ten years and became exercisable upon the above- mentioned private placement.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         In March and April 2001, the Company issued convertible notes with detachable warrants in exchange for $200,000 in cash. The notes had six-month terms and bore interest at rates ranging from 12% to 18% per year with interest payments due and payable on March 31, June 30 and September 30. The notes were convertible at the option of the holder into shares of Class A Voting Common Stock of the Company. The principal and interest were convertible at the lower of 75% of the per share value based on financing of at least $1 million, a sale of substantially all of the assets of the Company, or a change in control of the Company, or $0.20 per share. The detachable warrants were for the purchase of 195,000 shares of the Company's Class A Voting Common Stock at $0.20 per share. The warrants had a term of ten years and became exercisable upon the above- mentioned private placement, or sale.

         The Company allocated the investment proceeds to the debt and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $56,786 which was recorded as debt discount, a reduction of the carrying amount of the debt. This amount was to be amortized to interest expense over the term of the debt; however, upon settlement the remaining balance was immediately amortized. The fair value of the warrants was based on the Black-Scholes model. The Black-Scholes calculation incorporated the following assumptions: 0% dividend yield, 100% volatility, 5.0% average risk-free interest rate, a ten-year life and an underlying Class A Voting Common Stock value of $0.20 per share.

         Additionally, based upon the accounting conversion price, the notes contained an embedded beneficial conversion feature to which the Company ascribed a value of $156,786 on the issue date, which was recorded as a reduction of the carrying amount of the debt and a corresponding increase to additional paid-in capital. This amount was to be amortized to interest expense over the term of the debt remaining on the recording date; however, upon settlement the remaining balance would be immediately amortized.

         In April 2001, $10,000 of these notes were repaid and $240,000 of the notes plus accrued interest of $2,243 were exchanged for 2,422,430 shares of Class B Non-voting Common Stock. In September and December 2001, $40,000 of the notes were exchanged for 266,667 shares of Class B Non-voting Common Stock. At December 31, 2001, $10,000 of these notes remain outstanding.

         NOTE PAYABLE
         In March 31, 2001 the Company issued a note in exchange for $30,000 in cash. The note plus accrued interest was payable on April 30, 2001. On April 27, 2001, the Company repaid $20,000 of the principal plus accrued interest of $6,000, and the remaining unpaid principal of $10,000 was settled by the issuance by the Company of 100,000 shares of Class B Non-voting Common Stock.

9.       RELATED PARTY TRANSACTIONS

         Certain members of the Company's Board of Directors have performed consulting services for the Company. Expenses relating to these services amounted to $223,795 and $303,892 in 2000 and 2001, respectively, and were recorded as part of general and administrative expenses. The 2001 amount includes expenses of $74,900 related to the exchange of debt issued to a member of the Company's Board of Directors (see Note 8).

         In 2001, the Company granted options to purchase 119,104 shares of Class A Voting Common Stock at $0.20 per share for services rendered as a consultant to a former Board member. The Company recorded an expense of $21,645 associated with the options. In 2002, the Company granted a warrant to purchase 1,177,680 shares of Class B Non-voting Common Stock at $0.15 per share for consulting services rendered by the former Board member (see Note 17).

         In 2001, the Company granted options to purchase 38,067 shares of Class A Voting Common Stock at $0.20 per share and warrants to purchase 324, 581 shares of Class B Non-voting Common Stock at $0.15 per share in consideration for services rendered by a member of the Company's Board of Directors. The Company recorded expenses of $6,918 and $44,277, respectively, associated with these options and warrants.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements


         During 2001, the Company issued convertible notes with detachable warrants to two members of the Company's Board of Directors in exchange for $215,000 (see Note 8).

         Certain executives of the Company are allowed use of company cars for both business and personal purposes. These cars have been capitalized as assets of the Company totaling $115,278 as of December 31, 2001.

10.      COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES
         The Company leases office space and equipment under various operating lease agreements which terminate on various dates through 2005. Rent expense amounted to $392,167 and $493,701 for 2000 and 2001, respectively.

         Future minimum payments under noncancelable operating leases are as follows:

         YEAR ENDING DECEMBER 31,

         2002                                         $  507,220
         2003                                            490,436
         2004                                            482,044
         2005                                             80,341
                                                      -----------
         Total                                        $1,560,041
                                                      ==========
         CAPITAL LEASES
         During 2000, the Company entered into certain long-term equipment lease agreements, which included three leaseback transactions. These agreements are classified as capital leases and expire in 2005.

         Future minimum lease payments under noncancelable capital leases are as follows:

         YEAR ENDING DECEMBER 31,

         2002                                              $ 193,200
         2003                                                112,385
         2004                                                 60,724
         2005                                                 46,993
                                                           ---------
                                                             413,302

         Less:  amounts representing interest               (101,433)
                                                           ---------
         Present value of future minimum lease payments      311,869

         Less:  amounts due within one year                 (139,250)
                                                           ---------
         Long-term portion                                 $ 172,619
                                                           =========

         LICENSE AGREEMENTS
         The Company entered into data acquisition agreements under which the Company is required to make minimum payments as follows:

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         YEAR ENDING DECEMBER 31,

         2002                                              $ 410,000
         2003                                                250,000
         2004                                                125,000
                                                           ---------
                                                           $ 785,000
                                                           =========

         The Company's operations depend upon information that includes public records. If material changes were to occur in federal or state laws regulating or prohibiting the distribution of public records, particularly credit header records, the Company's financial condition and results of operations could be materially affected. In the event that such a termination occurred, management believes it can acquire replacement data from other sources; however, such termination may have an adverse effect on the Company's results.

         LEGAL PROCEEDINGS
         The Company is from time to time subject to legal proceedings and claims which arise in the normal course of its business. There are no pending or known actions for which the amount of ultimate liability could have a material adverse effect on the Company's financial position or results of operations.

11.      INCOME TAXES

         Deferred tax assets consist of the following at December 31:

                                                      2000             2001
                                                  -----------      -----------
         Net operating loss carryforwards         $ 3,072,000      $ 4,524,000
         Depreciation and amortization                 59,000          229,000
         Bad debt reserve                              30,000           14,000
         Investment loss                              201,000          201,000
         Capitalized research and development         402,000          359,000
         Other                                         25,000           16,000
                                                  -----------      -----------
         Gross deferred tax assets                  3,789,000        5,343,000

         Valuation allowance                       (3,789,000)      (5,343,000)
                                                  -----------      -----------
                                                  $     --         $     --
                                                  ===========      ===========

         The Company has provided a valuation allowance for the full amount of the deferred tax assets since realization of these future benefits is not sufficiently assured. As the Company achieves profitability, these deferred tax assets may be available to offset future income tax liabilities and expenses.

         At December 31, 2001, the Company had net operating loss carryforwards for federal and state income tax reporting purposes of approximately $1,235,000. The federal and state net operating loss carryforwards expire through 2021.

         Certain substantial changes in the Company's ownership may occur. As a result, under the provisions of the Internal Revenue Code, the amount of net operating loss carryforwards available annually to offset future taxable income may be limited. The amount of this annual limitation is

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         determined based upon the Company's value prior to the ownership changes taking place. Subsequent ownership changes could further affect the limitation in future years.

         A reconciliation between the amount of reported tax expense and the amount computed using the U.S. federal statutory rate of 34% is as follows:
                                                      2000             2001
                                                  -----------      -----------
         Income tax benefit at statutory rate     $(1,983,000)     $(1,481,000)
         State tax benefit, net                      (364,000)        (242,000)
         Interest and other                             8,000          169,000
                                                  -----------      -----------
                                                   (2,339,000)      (1,554,000)
         Increase in valuation allowance            2,339,000        1,554,000
                                                  -----------      -----------
                                                  $     --         $     --
                                                  ===========      ===========

12.      COMMON STOCK

         DESCRIPTION OF COMMON STOCK
         On March 23, 2001, the Company amended its articles of incorporation wherein it renamed all the authorized 150,000,000 shares of common stock, par value $0.01 per share, Class A Voting Common Stock and authorized the issuance of 250,000,000 shares of Class B Non-voting Common Stock.

         Each Class A Voting Common stockholder is entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of both classes of common stock are entitled to dividends on a pro rata basis, when-and-if declared by the Company's Board of Directors. Through December 31, 2001, no dividends have been declared or paid.

         As of December 31, 2001, a total of 15,758,500 shares of Class A Voting Common Stock have been reserved for issuance upon exercise of outstanding stock option and warrant agreements. As of December 31, 2001, 2,480,797 shares of Class B Non-voting Common Stock were reserved for issuance upon exercise of outstanding warrant agreements.

         STOCK OPTIONS AND WARRANTS
         In November 2000 and April 2001, the Company issued warrants to purchase 138,663 and 137,500 shares of its Class A Voting Common Stock at a price of $1.00 and $0.20 per share, respectively, in consideration for services rendered by third parties. The warrants fully vested on the date of grant and will expire on various dates through April 2011. The Company recorded general and administrative expense of $126,732 and $25,057, respectively, associated with these warrants. In October 2001, the Company canceled the warrants issued in November 2000 and issued warrants to purchase 138,663 shares of Class B Non-voting Common Stock, for an exercise price of $0.15 per share. The Company recorded expense of $18,851 related to these warrants.

         Also during 2001, the Company issued options to purchase 460,171 shares of Class A Voting Common Stock at $0.20 per share and warrants to purchase 1,779,634 shares of Class B Non-Voting Common Stock at $0.15 and $0.20 per share to third parties in exchange for services. The Company recorded expense of $90,945 and $242,450, respectively, associated with these options and warrants.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         In 2000 and 2001, the Company also issued warrants to purchase 156,000 shares of its Class A Voting Common Stock in conjunction with the issuance of $312,000 of convertible debt (see Note 8).

         During 2001, the Company issued warrants to purchase 970,000 shares of the Company's Class A Voting Common Stock in conjunction with the issuance of $545,000 of convertible debt (see Note 8).

         During 2001, the Company issued options to purchase 57,922 shares of Class A Voting Common Stock and warrants to purchase 62,500 shares of Class B Non-voting Common Stock to members of the Company's advisory board. The exercise price was $0.20 per share, the term was ten years, and these options and warrants were exercisable immediately upon issuance. The Company determined the fair value of the options and warrants to be $10,543 and $8,363, respectively, and recorded the amounts as compensation expense on the date of issuance.

         As of December 31, 2001, each of these options and warrants was outstanding.

         During 2000 and 2001, the Company has issued a total of 291,633 and 5,191,297 options and warrants outside the stock option plan (see Note
         13).

13.      STOCK OPTION PLAN

         On November 16, 1999, the Board of Directors approved the Incentive and Non-Qualified Stock Option Plan (the "Plan") as amended. Under the terms of the Plan, the Company is authorized to grant incentive and nonqualified stock options to purchase shares of common stock to its employees, officers and directors, and consultants or advisors. The Board of Directors administers the Plan. A maximum of 15,000,000 shares of Class A Voting Common Stock has been approved for issuance under the Plan of which 4,392,284 are available for grant at December 31, 2001.

         The Board of Directors determines the exercise price and vesting period of the options at the date of grant. The exercise price for incentive stock options shall not be less than 100% of the fair market value of the Company's stock on the date of grant. The option exercise period will not exceed ten years from the date of grant. If a grantee owns stock representing more than 10% of the outstanding shares on the date such an incentive option is granted, the price shall be at least 110% of fair market value and the maximum term of the options will be five years.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         The following table presents activity under the Plan for the years ended December 31, 2000 and 2001:

                                                               WEIGHTED
                                                                AVERAGE
                                                               EXERCISE
                                                 SHARES          PRICE

         Outstanding at December 31, 1999       6,694,623      $   0.20
         Exercised                                 (5,000)         0.20
         Canceled                                (110,000)         0.20
                                               ----------

         Outstanding at December 31, 2000       6,579,623          0.20

         Issued                                 4,148,093          0.20
         Canceled                                (125,000)         0.20
                                               ----------

         Outstanding at December 31, 2001      10,602,716          0.20
                                               ==========

         The estimated weighted average fair value at the date of grant for stock options issued to employees during 2001 was $0.06. No options were granted during 2000.

         The following table summarizes information relating to options outstanding at December 31, 2001:

                            OPTIONS                                        OPTIONS
                          OUTSTANDING                                    EXERCISABLE
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                      WEIGHTED
           RANGE OF                        REMAINING        AVERAGE                       AVERAGE
           EXERCISE                       CONTRACTUAL       EXERCISE                      EXERCISE
            PRICE           SHARES        LIFE (YEARS)       PRICE          SHARES         PRICE

           $0.20 - $0.22    10,522,716        8.49         $  0.20          6,857,473    $  0.20

            $0.30               80,000        9.01         $  0.30             80,000    $  0.30
                            ----------                                      ---------
                            10,602,716        8.49         $  0.20          6,937,473    $  0.20
                            ==========                                      =========

         For purposes of providing pro forma disclosures, the fair value for options was estimated at the date of grant using the minimum value option pricing method with the following weighted average assumptions:

                                                            2001

         Expected life (years)                                5
         Average risk-free interest rate                    5.5%
         Volatility                                         0.00%
         Dividend yield                                     0.00%

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         Had the Company determined compensation expense for the Plan in accordance with the fair value methodology prescribed by SFAS 123, the Company's pro forma net loss and loss per share would have been:

                                                                 YEAR ENDED DECEMBER 31
                                                              ----------------------------
                                                                  2000             2001
                                                              -----------      -----------
         Net loss - reported                                  $(5,833,442)     $(4,356,255)
         Amortization of stock compensation expense                (8,697)         (77,785)
                                                              -----------      -----------
         Pro forma net loss                                   $(5,842,139)     $(4,434,040)
                                                              ===========      ===========
         Pro forma net loss per share - basic and diluted     $     (0.11)     $     (0.04)

         For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods. The effects on pro forma disclosures of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosures of future years since the pro forma expense includes only one year of option grants.

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

14.      HISTORICAL AND PRO FORMA NET LOSS PER SHARE

         The computations of basic and diluted loss per common share are based upon the weighted average number of common shares outstanding. Potential common shares from the exercise of stock options and warrants are antidilutive for all periods presented and were not included in the computations of diluted net loss per share.

                                                                                      YEAR ENDED DECEMBER 31,
                                                                              ---------------------------------------
       Historical:                                                                2000                       2001
                                                                              ------------               ------------
         Net loss                                                             $ (5,833,442)              $ (4,356,255)

         Weighted average of common shares used in net loss per
         share - basic and diluted                                              51,916,934                 99,613,673

         Net loss per share  -
           basic and diluted                                                  $      (0.11)              $      (0.04)

       Pro forma (unaudited)

         Historical net loss                                                                             $ (4,356,255)

         Interest on mandatorily convertible debt                                                              45,863
                                                                                                         ------------
         Pro forma net loss                                                                              $ (4,310,392)
                                                                                                         ============

         Weighted average number of common shares                                                          99,613,673

         Weighted average number of common shares
           upon conversion of mandatorily convertible debt                                                  1,300,000
                                                                                                         ------------
         Total weighted average number of common shares used in
           computing pro forma net loss per share                                                         100,913,673
                                                                                                         ============

         Pro forma net loss per share - basic and diluted                                                $      (0.04)

15.      DEFINED CONTRIBUTION PLAN

         The Company sponsors a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code, which covers substantially all employees. The Company may make discretionary matching contributions up to 1% of employee contributions. Company contributions vest ratably over a six-year period. The Company pays administrative expenses to the plan, which approximate $1,000 each year.

         Company matching contributions amounted to $2,329 and $4,469 in 2000 and 2001, respectively.

16.      SEGMENT INFORMATION

         The Company has two reportable segments which management operates as distinct sales

LocatePLUS Holdings Corporation
Notes to Consolidated Financial Statements

         organizations; these two segments are segregated by the nature of products and services provided. The Company measures and evaluates its two reportable segments based on revenues and costs of revenues. The licenses segment provides information on motor vehicles and drivers' licenses, contained on compact disks. The services segment provides information on individuals throughout the United States of America through the Company's website. No material operating costs, other than costs of revenues, and assets and liabilities relate to the product segment.

                                        2000           2001
                                     ----------     ----------
         Revenues:
           Licenses                  $  490,480     $  268,701
           Services                      98,632        752,109
                                     ----------     ----------
         Total revenues                 589,112      1,020,810
                                     ----------     ----------
         Costs of revenues:
           Licenses                     169,782         96,561
           Services                   1,293,297        986,240
                                     ----------     ----------
         Total costs of revenues     $1,463,079     $1,082,801
                                     ==========     ==========

17.      SUBSEQUENT EVENTS

         On January 22, 2002, the Company amended its Channel Partner Agreement with Intellicorp to provide for the future repayment of the fiscal 2000 investment in Intellicorp (see Note 4).

         On January 31, 2002, the Company granted options to purchase 1,777,680 shares of Class B Non-voting Common Stock to a former board member (see
         Note 9).

         On January 4, 2002 and February 1 and 5, 2002, the Company sold portions of the note receivable back to the issuer resulting in total proceeds of $750,000. Those proceeds were subsequently deposited in the Company's primary operating cash account. The remaining note receivable approximates $250,000.

         From January 1, 2002 through February 13, 2002, the Company issued 8,113,672 shares of Class B Non-voting Common Stock resulting in net proceeds of $1,198,576, net of issuance costs of $18,475.

         On February 1, 2002, the Company issued warrants to purchase a total of 70,000 shares of Class B Non-voting Common Stock to two directors of the Company pursuant to the non-employee director stock option policy.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We estimate that the approximate expenses in connection with this Registration Statement will be as follows:

                SEC registration fee....................          $    736
                Legal fees and expenses.................            80,000
                Accounting fees and expenses............            55,000
                Miscellaneous...........................            24,000
                                                                  --------
                Total...................................          $159,736

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     From March 1999 to December 1999, the Registrant sold 7,447,752 shares of Common Stock (now referred to as Class A Voting Common Stock) to 178 accredited investors for $0.20 per share. The Registrant undertook no general solicitation with respect to those offers and sales. The Registrant also inadvertently sold shares in this offering to four sophisticated non-accredited investors. Of the four, one received financial information with respect to the Company in compliance with Rule 502(b) at the time of sale. The remaining three were offered, and rejected, rescission of their investment after the presentation of financial information meeting the requirements of Rule 502(b). The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Rules 506 and 508 promulgated thereunder.

     From November 1999 to June 2001, the Registrant granted options to purchase 11,142,716 shares its Common Stock (now referred to as Class A Voting Common Stock) to 43 employees and consultants to the Registrant under the terms of the Registrant's Incentive and Non-qualified Stock Option Plan. These options have varying exercise prices. Of these options to purchase 11,142,716 shares, an option to purchase 5,000 shares of Common Stock was exercised by one employee. The offer and sale of these securities exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act and Rule 701 promulgated under the Securities Act.

     From December 1999 to February 2000, the Registrant sold 3,000,000 shares of Common Stock (now referred to as Class A Voting Common Stock) to 120 accredited investors for $1.00 per share. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of
Section 4(2) of the Securities Act and Rules 506 promulgated under the Securities Act, as the Registrant has received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

     From March 2000 to September 2000, the Registrant sold 3,000,000 shares of Common Stock for $1.00 per share (now known as Class A Voting Common Stock) to 96 accredited investors. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

     From October 2000 through January 2001, the Registrant issued a total of $312,000 in convertible promissory notes with detachable restricted warrants to 9 accredited investors. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act, as the Registrant has received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

     In January 2001, the Registrant issued $200,000 in the form of a convertible promissory note with a detachable warrant to one investor, then a member of the Registrant's Board of Directors. The offer and sale of that security was exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act and Rules 506 promulgated under the Securities Act.

     In February and March 2001, the Registrant issued $345,000 in six-month convertible term promissory notes to 11 accredited investors. The offer and sale of these securities were exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act. The offer and sale of that security was exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act and Rules 506 promulgated under the Securities Act, as the Registrant has received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

     In April 2001, the Registrant made a non-transferable rights offering to its accredited stockholders to sell three shares of the Registrant's Class B Non-voting Common Stock for $0.10 per share for each share of Class A Voting Common Stock held by each stockholder. Pursuant to that offer, the Registrant sold approximately 31.6 million shares of Class B Non-voting Common Stock to 270 of its stockholders. The offer and sale of that security was exempt from registration under the Securities Act under the provisions of Section 4(2) of the Securities Act and Rules 506 promulgated under the Securities Act, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

     At various times from November 17, 2000 to March 12, 2002, the Registrant issued warrants to purchase an aggregate of 311,296 shares of Class A Voting Common Stock to 9 consultants and members of the Registrant's Board of Advisors in consideration for services rendered. The Registrant believes these issuances were exempt from registration under the Securities Act under Section 4(2) of the Securities Act.

     From August 2001 to January 2002, the Registrant issued warrants to purchase an aggregate of 311,296 shares of Class A Voting Common Stock to 16 consultants and members of the Registrant's Board of Advisors in consideration for services rendered. The Registrant believes these issuances were exempt from registration under the Securities Act under Section 4(2) of the Securities Act.

     From September 2001 through February 13, 2002, the Registrant sold 20,421,510 shares of Class B Non-voting Common Stock to 175 accredited investors (of which 82 were existing stockholders) for $0.15 per share. The offer and sale of these securities were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and Rules 506 promulgated under the Securities Act, as the Registrant received representations from all offerees that they were accredited investors at the time of the offer and sale and no general solicitation was undertaken.

ITEM 27.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     1.1 Underwriting Agreement between LocatePLUS Holdings Corporation and Oftring & Company, Inc., dated March 15, 2002.

     3.1 Second Amended and Restated Certificate of Incorporation of LocatePLUS Holdings Corporation, as filed with the Secretary of State of the State of Delaware on March 19, 2002.

     3.2   By-Laws of LocatePLUS Holdings Corporation.

     4.1 Warrant and Unit Agreement by and between LocatePLUS Holdings Corporation and Transfer Online, Inc., dated March 22, 2002.

     4.2   Form of Warrant Certificate.

     4.3   Form of Unit Certificate.*

     4.4   Form of Class A Voting Common Stock Certificate.*

     4.5   Form of Class B Non-voting Common Stock Certificate.*

     4.6 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class A Voting Common Stock).

     4.7 Form of Restricted Warrant Agreement (Warrant to Purchase Shares of Class B Non-voting Common Stock).*

     4.8   Form of Convertible Subordinated Promissory Note ("Bridge Note").

     4.9   Form of Detachable Warrant Agreement ("Bridge Warrant").

     4.10  $10,000 Convertible Promissory Note, dated March 9, 2001.

     5.1   Opinion of Kirkpatrick & Lockhart LLP.*

     10.1 Master Lease Agreement between Cummings Properties, Inc. and Worldwide Information, Inc., dated November 20, 1999.

     10.2 Database License Agreement between Worldwide Information, Inc. and TransUnion Corporation, undated.*

     10.3 Database License Agreement between LocatePLUS.com, Inc. and Hogan Information Services Co., dated November 27, 2001.*

     10.4 License Agreement between Worldwide Information, Inc. and First American Real Estate Solutions, LLC, dated March 31, 1999.*

     10.5 Channel Partner Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated September 1, 2001.

     10.6 Letter Agreement between LocatePLUS Holdings Corporation and Intellicorp LTD, dated December 19, 2001.

     10.7  Secured Note, dated June 1, 2001.

     21.1  Subsidiaries of LocatePLUS Holdings Corporation.

     23.1  Consent of Kirkpatrick & Lockhart LLP.

     23.2  Consent of PricewaterhouseCoopers LLP.

     99.1 Escrow Agreement by and between Transfer Online, Inc. and LocatePLUS Holdings Corporation dated March 18, 2002.*

     -----------------------
     * To be filed by amendment.

ITEM 28.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes to:

         (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

         (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in the offering:

         (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

              (A) Include any prospectus required by Section 10(a)(3) of the Securities Act;

              (B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (C) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the Commonwealth of Massachusetts, on March 28, 2002.

                                 LOCATEPLUS HOLDINGS CORPORATION

                                 (REGISTRANT)

                                 By: /s/ Jon R. Latorella
                                     ------------------------------------
                                     Chairman, President and Chief
                                     Executive Officer

     Each person whose signature appears below appoints Jon R. Latorella as his or her attorney-in-fact, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of LocatePlus.com Holdings Corporation Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

                  SIGNATURE                      TITLE                                 DATE
                  ---------                      -----                                 ----
/s/ Jon R. Latorella               Chairman of the Board, President                  March 28, 2002
---------------------------------  and Chief Executive Officer
   Jon R. Latorella


/s/ Robert A. Goddard              Chief Financial Officer,                          March 28, 2002
---------------------------------  Treasurer and Secretary
   Robert A. Goddard               (Chief Accounting Officer)


/s/ Sonia P. Bejjani               Director,                                         March 28, 2002
---------------------------------  President, Worldwide Information, Inc.
   Sonia P. Bejjani


/s/ John P. Houlihan               Director                                          March 28, 2002
---------------------------------
   John P. Houlihan


/s/ Thomas W. Garlock              Director                                          March 28, 2002
---------------------------------
   Thomas W. Garlock

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